UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.    )
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Tiptree Inc.

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2017

ANNUAL MEETING OF SHAREHOLDERS PROXY STATEMENT TIPTREE INC.

780 Third Avenue, 21st Floor
New York, New York 10017
April 26, 2017
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Tiptree Inc. This year’s meeting will be held on Tuesday, June 6, 2017, at 9:30 a.m., local time, at 780 Third Avenue, 21st Floor, New York, NY 10017.
On or about April 26, 2017, we are delivering the attached proxy statement, with the accompanying formal notice of the meeting, which describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to vote on the matters described in the accompanying proxy statement. If you wish to attend the Annual Meeting in person, we ask that you reserve your seat by May 31, 2017 by contacting us at (212) 446-1400 or IR@tiptreeinc.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I obtain admission to the Annual Meeting?”
Your vote is important. Whether you plan to attend the meeting or not, please vote either over the Internet, by toll-free telephone or by completing the enclosed proxy card and returning it as promptly as possible. You may continue to have your shares of common stock voted as instructed over the Internet, by toll-free telephone or in the proxy card, or you may change your vote either by voting again before 11:59 p.m., Eastern Time, on June 5, 2017, the time at which the Internet and telephone voting facilities close, or, if you attend the meeting, by submitting a proxy card prior to or at the meeting.

Sincerely,

/s/ Jonathan Ilany
Jonathan Ilany
Chief Executive Officer

TIPTREE INC.
780 Third Avenue, 21st Floor
New York, NY 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are hereby invited to attend the 2017 Annual Meeting of Stockholders of Tiptree Inc.

WHEN	Tuesday, June 6, 2017, at 9:30 a.m., local time.

WHERE
780 Third Avenue, 21st Floor, New York, NY 10017. If you wish to attend the Annual Meeting in person, we ask that you reserve your seat by May 31, 2017 by contacting us at (212) 446-1400 or IR@tiptreeinc.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I obtain admission to the Annual Meeting?”

RECORD DATE	Stockholders of record as of the close of business on April 18, 2017 will be entitled to notice of and to vote at the 2017 Annual Meeting of Stockholders.

ITEMS OF BUSINESS	(1) To elect two (2) Class I directors to serve for a term expiring at the 2020 Annual Meeting (Proposal 1);
(2) To approve the Tiptree Inc. 2017 Omnibus Incentive Plan (Proposal 2);
(3) To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 3); and
(4) To approve in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 4);
(5) To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Proposal 5);
(6) To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

VOTING BY PROXY OR PROXY AUTHORIZATION
Tiptree Inc., on behalf of the Board of Directors, is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the 2017 Annual Meeting of Stockholders. Whether or not you plan to attend the Annual Meeting, please vote either over the Internet, by toll-free telephone or by completing, signing, dating and promptly returning the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on June 6, 2017: Financial and other information concerning Tiptree Inc. (“Tiptree”) is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2017 (the “2016 10-K”). Under rules issued by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials and our Annual Report at http://www.proxyvote.com.

By Order of our Board of Directors,

/s/ Neil C. Rifkind
Neil C. Rifkind
Secretary
New York, New York
April 26, 2017

Table of Contents

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PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 6, 2017

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the meeting and how does the Board recommend I vote on these proposals?

The purpose of the Annual Meeting is for stockholders to vote on the following proposals, which are included in this Proxy Statement. Tiptree’s Board recommends that you vote your shares as indicated below.

	PROPOSALS	THE BOARD’S VOTING RECOMMENDATIONS:	Page
1.	To elect two (2) Class I directors to serve for a term expiring at the 2020 Annual Meeting (Proposal 1);	“FOR” each nominee for director (Proposal 1)	16
2.	To approve the Tiptree Inc. 2017 Omnibus Incentive Plan (Proposal 2);	“FOR” (Proposal 2)	18
3.	To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 3);	“FOR” (Proposal 3)	26
4.	To approve in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 4); and	“FOR” (Proposal 4)	28
5.	Advisory (non-binding) vote on whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years (Proposal 5).	“THREE YEARS” (Proposal 5)	29

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board of Directors as proxy holders — Sandra Bell and Neil C. Rifkind — will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.
Who is entitled to vote at the meeting?
If our records show that you were a holder of our common stock at the close of business on April 18, 2017, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that you held on the record date.
How many shares can vote?
As of the close of business on the record date of April 18, 2017, there are 35,003,004 shares of Class A common stock and 8,049,029 shares of Class B common stock of the Company issued and outstanding (including 6,496,463 shares of Class A common stock of the Company that are outstanding and held by our subsidiaries, which shares are not counted for purposes of the voting calculations set forth in this Proxy Statement). There are no other classes of voting securities outstanding. You are entitled to one (1) vote for each share of Class A or Class B common stock you held as of the close of business on the record date.

What constitutes a quorum?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting. As of the close of business on the record date there were 36,555,570 shares outstanding and entitled to vote (consisting of 28,506,541 shares of Class A common and 8,049,029 shares of Class B common stock). Thus, 18,277,786 shares must be represented at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee). Additionally, abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.
How do I obtain admission to the Annual Meeting?
All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must reserve a seat by May 31, 2017 by contacting us at (212) 446-1400 or IR@tiptreeinc.com. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification. The Annual Meeting will begin at 9:30 a.m., local time.
How do I vote?

•
For Proposal 1 (election of directors), you may either vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify.

•	For Proposal 2 (approval of the Tiptree Inc. 2017 Omnibus Incentive Plan), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.

•	For Proposal 3 (ratification of the appointment of Deloitte), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.

•	For Proposal 4 (advisory (non-binding) vote on executive compensation), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting.

•
For Proposal 5 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation), you may vote “1 YEAR”, “2 YEARS”, “3 YEARS” with respect to such proposal or “ABSTAIN” from voting.

The procedures for voting are set forth below:
Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet, by telephone or by properly completing, signing and dating the accompanying proxy card where indicated and mailing the card in the postage paid envelope provided. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•
VOTE BY INTERNET — You may vote by internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 5, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
VOTE BY PHONE — You may vote by calling 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 5, 2017. Have your proxy card in hand when you call and then follow the instructions.

•
VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•
VOTE IN PERSON — You may vote in person by attending the Annual Meeting. At the meeting, you will need to request a ballot to vote. See “How do I obtain admission at the Annual Meeting” for additional information.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee.    If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.

We encourage you to receive all proxy materials in the future electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the proxy card.
How is my vote counted?
If you vote through the Internet, by phone or properly execute the accompanying proxy card, and if we receive it by 11:59 p.m., Eastern Time, on June 5, 2017, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made in the proxy, your shares of common stock that the proxy represents will be voted in accordance with the recommendations of our Board of Directors set forth in this proxy statement. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
What vote is needed to approve each proposal?

•
For Proposal 1 (election of directors), the vote of a plurality of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for the election of a director. Therefore, the two nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
For Proposal 2 (approval of the Company’s 2017 Omnibus Incentive Plan), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
For Proposal 3 (ratification of the appointment of Deloitte), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
For Proposal 4 (advisory (non-binding) vote on executive compensation), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 4. For purposes of the vote on Proposal 4, abstentions and broker non- votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Regardless of how the shareholders vote on this matter, this vote is advisory and not binding on the Board of Directors or the Company in any way, and the Board of Directors or the Compensation, Nominating and Governance Committee (the “CNG Committee”) may determine that it is in the best interest of the Company to either maintain the current executive compensation structure or modify the compensation structure.

•
For Proposal 5 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation), the option of “1 YEAR,” “2 YEARS” or “3 YEARS” that receives the highest number of all the votes cast at the Annual Meeting, assuming a quorum is present, will be the frequency for the advisory vote on executive compensation that has been recommended by the Company’s stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the Company’s stockholders. In either case, this vote is advisory and not binding on the Board of Directors or the Company in any way, and the Board of Directors or the CNG Committee may determine that it is in the best interest of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders.

How are “broker non-votes” and abstentions treated for purposes of the proposals?
Under the laws of Maryland, the state of Tiptree’s incorporation, abstentions do not constitute a vote “for” or “against” any matter being voted on at the Annual Meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals. “Broker non-votes” will be treated in the same manner as abstentions for purposes of the Annual Meeting.
Brokers, banks, or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals, but may vote their clients’ shares on “routine” proposals. Proposal 1 (election of directors), Proposal 2 (approval of the Company’s 2017 Omnibus Incentive Plan), Proposal 4 (advisory (non-binding) vote on executive compensation) and Proposal 5 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation) are non-routine proposals. Proposal 3 (ratification of appointment of Deloitte) is a routine proposal. In the event that a broker, bank, or other nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Abstentions and broker non-votes will be treated as present for the purpose of determining the presence of a quorum.
What other information is part of this proxy statement?
The proxy materials include a letter to stockholders and our 2016 Annual Report which is comprised of the 2016 10-K. The 2016 10-K and this Notice and Proxy Statement and Form of Proxy are available, free of charge, on our website at http://www.tiptreeinc.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement. You may also obtain a copy of our 2016 Annual Report or the 2016 10-K, free of charge, by directing your request in writing to Tiptree Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary, or by calling our corporate number at (212) 446-1400. Our other filings made with the SEC are also accessible on our website and available at no charge on the SEC’s website at http://www.sec.gov.

Can I change my vote after I submit my proxy card or give instructions over the Internet or telephone?
Yes. If you are the record holder of your shares, you may revoke your proxy in one of three ways:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	signing and forwarding to us a proxy with a later date; or

•	appearing in person and voting by ballot at the Annual Meeting.
Whether or not you vote using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by voting again before 11:59 p.m., Eastern Time, on June 5, 2017, the time at which the Internet and telephone voting facilities close. The later submitted vote will be recorded and the earlier vote revoked. If you attend the Annual Meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee.
How can I determine the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.
We have hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 (“Morrow”), to help us distribute and solicit proxies. We will pay approximately $5,000 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.
Can I obtain a list of stockholders entitled to vote at the Annual Meeting?
At the Annual Meeting, and at least ten days prior to the Annual Meeting, a complete list of stockholders of record are entitled to vote at the meeting will be available at our principal office, 780 Third Avenue, 21st Floor, New York, NY, 10017, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, this proxy statement, our proxy materials or your ownership of the Company’s common stock, please direct your request in writing to Tiptree Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary, or call our corporate number at (212) 446-1400.

CORPORATE GOVERNANCE MATTERS
This section of our proxy statement contains information about our corporate governance policies and practices. You can visit the governance documents section of our corporate website at http://www.tiptreeinc.com to view or to obtain copies of the Company’s Bylaws, Charter, CNG Committee Charter, Audit Committee Charter, Code of Business Conduct and Ethics, Code of Ethical Conduct and Corporate Governance Guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Bylaws, Charter, CNG Committee Charter, Audit Committee Charter, Code of Business Conduct and Ethics, Code of Ethical Conduct, Corporate Governance Guidelines and Securities Trading Policy by directing your request in writing to Tiptree Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400.
The Board of Directors and its Committees

Our business and affairs are overseen by our Board of Directors pursuant to the Maryland General Corporation Law (the “MGCL”) and our Bylaws. Members of the Board of Directors are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing materials provided to them and through discussions with the Chairman and CEO and with key members of management.

On December 22, 2014, the Company elected to be subject to Section 3-804(c) of the MGCL (the “Opt-In”), which is a common practice among Maryland corporations with classified boards. As a result of the Opt-In, the Board has the exclusive right to fill vacancies on the Board, and any director elected by the Board to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

The average age of our directors, including our director nominees is 60 years. The average tenure of our directors, including our director nominees as of the 2017 Annual Meeting, is expected to be approximately 4 years.
Our Board of Directors presently consists of six members: Michael G. Barnes, Paul M. Friedman, Lesley Goldwasser, Jonathan Ilany, John E. Mack, and Bradley E. Smith. The Board of Directors has affirmatively determined that Messrs. Friedman, Mack and Smith and Ms. Goldwasser are independent as that term is defined in NASDAQ Marketplace Rules and SEC regulations.
The Board of Directors currently has two standing committees: an Audit Committee and a Compensation, Nominating and Governance Committee (the “CNG Committee”).
During fiscal 2016, our Board of Directors held six meetings, the Audit Committee held five meetings and the CNG Committee held five formal meetings and several informal discussions among the members of the CNG Committee and its independent compensation consultant. All of our directors during fiscal 2016 attended at least 75% of the aggregate number of meetings of our Board of Directors and each committee of the Board of Directors on which they served, if any, during fiscal 2016.
Audit Committee
Our Board of Directors has established an audit committee that meets the definition provided by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Currently the Audit Committee is comprised of our four independent directors: Messrs. Friedman, Mack, Smith and Ms. Goldwasser. The current Audit Committee members satisfy the definition of independence set forth in the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. Mr. Mack is the Chairman of the Audit Committee and was determined by our Board of Directors to be an “audit committee financial expert” as that term is defined in the Exchange Act.

The Audit Committee assists the Board of Directors in overseeing:
• our accounting and financial reporting processes;
• the quality and integrity and audits of our consolidated financial statements, and accounting and reporting processes;
• our compliance with legal and regulatory requirements;
• the qualifications and independence of our independent registered public accounting firm; and
• the performance of our independent registered public accounting firm and any internal auditors.
The Audit Committee is also responsible for engaging the independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees.
Compensation, Nominating and Governance Committee
The CNG Committee comprises our four independent directors: Messrs. Friedman, Mack and Smith and Ms. Goldwasser. Mr. Friedman has been Chairman of the CNG Committee since August 2016.

The CNG Committee is responsible for:
• establishing our corporate goals and objectives relevant to the Chief Executive Officer’s compensation, reviewing the Chief Executive Officer’s performance in light of such goals and objectives and evaluating and approving the performance of, and the compensation paid by the Company to, the Chief Executive Officer in light of such goals and objectives;

• reviewing and evaluating the performance of, and recommending to the Board of Directors the compensation of, our executive officers other than our Chief Executive Officer, considering our corporate goals and objectives and evaluating the performance of such executive officers in light of such goals and objectives;

• overseeing the compensation policies and programs of our non-executive officer employees to determine whether such compensation policies and programs are functioning effectively and do not create any unreasonable risk to the Company, as well as reviewing the appropriateness of the compensation practices to determine if they are reasonably likely to have a material adverse effect on the Company;

• reviewing, evaluating and recommending to the Board of Directors any incentive plan or material revision thereto, and administering the same;
• reviewing and approving the disclosure regarding our compensation and benefit matters in our proxy statement and Annual Report;
• identifying, recruiting and recommending to the full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

• developing and recommending to the Board of Directors corporate governance guidelines and policies;
• recommending to the Board of Directors compensation for service as directors in accordance with our corporate governance guidelines;
• overseeing the evaluation of the structure, duties, size, membership and functions of the Board of Directors and its committees and recommending appropriate changes to the Board of Directors; and
• establishing procedures to exercise oversight of the evaluation of the Board of Directors and its committees and members (including a self-evaluation).

The CNG Committee has the authority to retain, at the Company’s expense, independent legal, accounting and other consultants, advisors and experts that it reasonably determines to be necessary or appropriate to assist the committee in the performance of its responsibilities. For 2016, the CNG Committee engaged Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant, to help advise on the design and amount of our executive compensation. See “Use of Independent Compensation Consultant” below for further details on the services provided by our independent compensation consultant in 2016.

Director Compensation
The following table sets forth information regarding the compensation paid to, or earned by our directors, during fiscal 2016:
Director Compensation Fiscal 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael G. Barnes(3)	$—	$—	$—
Paul M. Friedman(4)	$29,313	$16,960	$46,273
Lesley Goldwasser	$75,000	$34,266	$109,266
Jonathan Ilany(3)	$—	$—	$—
John E. Mack	$90,000	$34,266	$124,266
Richard A. Price(5)	$46,937	$25,934	$72,871
Bradley E. Smith	$75,000	$34,266	$109,266

(1)
Includes amount paid to our independent directors under our Non-Employee Director Compensation Program described below, including amounts that were instead paid in shares of our common stock as a result of a director’s election to receive shares as described below.

(2) Amounts recognized by the Company for financial statement reporting purposes in the fiscal year ended December 31, 2016 in accordance with Accounting Standards Codification 718 — Compensation — Stock Compensation. See Note 20 to the consolidated financial statements contained in the 2016 10-K.
(3) Messrs. Barnes and Ilany receive no compensation in connection with their service on our Board.
(4) Mr. Friedman joined the Board effective August 4, 2016.
(5) Mr. Price’s tenure as a director ended on August 4, 2016.
Non-Employee Director Compensation Program

In fiscal 2016, each director other than Messrs. Barnes and Ilany received an annual retainer of $50,000, plus $6,250 per quarter for attending each quarterly Board of Directors meeting (for total meeting fees of $25,000 per year), plus $35,000 in immediately vested shares of our common stock (effective January 1, 2017, such directors will receive $75,000 in immediately vested shares of our common stock). The Chair of the Audit Committee receives an additional annual retainer of $15,000 and the chair of the CNG Committee receives an additional annual retainer of $10,000. The annual retainer payable to our independent directors is payable quarterly in arrears. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board of Directors. Each independent director may elect to receive up to $70,000 of the total compensation described above in the form of immediately vested shares of our common stock rather than cash. These shares are granted in arrears with the number of shares based on the volume weighted average price for the ten trading days prior to the end of the quarter. The grant date fair market value of our common stock for each quarterly payment was $5.56, $5.29, $5.83, and $6.35, respectively.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board of Directors carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director relationships and access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board of Directors and management responsibilities. Our CNG Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board of Directors.
Code of Business Conduct and Ethics and Code of Ethical Conduct
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers (including our principal executive officer and principal financial and accounting officer) and employees, as well as employees of any person or its affiliates that provide services to us. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees, as well as employees of any person or its affiliates that provide services to us, in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our Company’s assets, confidentiality, communications with the public, accounting matters, record keeping and discrimination and harassment. In addition, we have a Code of Ethical Conduct that applies to our senior officers and financial managers. The Code of Ethical Conduct provides principles to which senior officers and financial managers are expected to adhere and advocate, rules regarding individual and peer responsibilities, and responsibilities to other employees, us, the public and other stockholders. Like the Code of Business Conduct and Ethics, it is designed to assist the senior officers and financial managers comply with the law and resolve moral and ethical issues that may arise.
We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on our corporate website.
Communications with our Board of Directors
We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board of Directors in writing and should be directed to the Board of Directors, a committee, the independent directors as a group, or an individual director at Tiptree Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary, who will forward all such communications on to the intended recipient. In addition, stockholder communications can be directed to our Board of Directors, a committee, the independent directors as a group or an individual director by calling our Corporate Governance Hotline at (844) 877-5474. Any such communications may be made anonymously.
Director Attendance at Annual Meetings
Pursuant to our Corporate Governance Guidelines, we expect each member of our Board of Directors to attend each annual meeting of stockholders. Last year, all of the directors attended the annual meeting of stockholders.
Identification of Director Candidates
As stated in the CNG Committee Charter, the CNG Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and for recommending to the Board nominees to be considered for election at our annual meeting of stockholders.
In making recommendations to our Board of Directors, the CNG Committee considers such factors as it deems appropriate. Though the Company does not have a formal policy addressing diversity, the Board of Directors and the CNG Committee believe that diversity is an important attribute of the members who comprise our Board of Directors and that members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. As such, directors should have diversity with respect to background, skills and expertise, industry knowledge and experience. The CNG Committee uses the following general criteria for identifying director candidates:

•	Directors should possess senior level management and decision-making experience;

•	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

•	Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to the Company and its stockholders;

•
Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational and military institutions;

•	In addition to satisfying the independence criteria described in the Corporate Governance Guidelines, independent directors should be able to represent all stockholders of the Company;

•
Directors who are expected to serve on a committee of the Board of Directors shall satisfy applicable legal requirements and other criteria established by any securities exchange on which our common stock is listed; and

•	Directors should have the ability to exercise sound business judgment to provide advice and guidance to the Chief Executive Officer and Executive Chairman with candor.
The foregoing general criteria apply equally to the evaluation of all potential independent and management director nominees, including those individuals recommended by stockholders.
The Board of Director’s assessment of a director candidate’s qualifications also includes consideration of diversity, age, skills and experience in the context of the needs of the Board of Directors.
Our CNG Committee may solicit and consider suggestions of our directors or our management regarding possible nominees. Our CNG Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.
Our CNG Committee may consider director candidates recommended by our stockholders. Our CNG Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors or our management. Any recommendations by stockholders should follow the procedures outlined under “Additional Information — Stockholder Proposals” in this proxy statement and in our Bylaws.

Executive Sessions of Independent Directors
In accordance with our Corporate Governance Guidelines, the independent directors serving on our Board of Directors are given an opportunity at each meeting to meet in executive session without the presence of any directors or other persons who are part of our management. Our executive sessions were chaired by our Lead Director, who was Mr. Price prior to August 4, 2016 and Ms. Goldwasser thereafter. Interested parties may communicate directly with our Lead Director or our independent directors as a group through the process set forth above under “Communications with our Board of Directors.”
Current Board Leadership Structure
Our Board of Directors is led by Michael G. Barnes, the Chairman of our Board of Directors, and our Executive Chairman.
Because the Chairman of the Board of Directors is not independent, the Board of Directors appointed Mr. Price through August 4, 2016 and Ms. Goldwasser thereafter to serve as the Company’s Lead Director and preside at executive sessions of the independent directors and at meetings of the Board of Directors when the Chairman is not present.
To help ensure that the Board of Directors carries out its oversight responsibilities, our Corporate Governance Guidelines require the Board of Directors as a whole to maintain independence from management. Pursuant to the

Corporate Governance Guidelines, a majority of the Board of Directors must be independent. As of the date hereof, four of our current six directors have been determined to be independent.
Board’s Role in Risk Oversight
Our Board of Directors oversees our business in general, including risk management and performance of the Executive Chairman, Chief Executive Officer and other members of senior management, to assure that the long-term interests of the stockholders are being served. Each committee of our Board of Directors is also responsible for reviewing the risk exposure related to such committee’s areas of responsibility and providing input to senior management on such risks.
Management and our Board of Directors have a process to identify, analyze, manage and report all significant risks facing us. Our Executive Chairman and Chief Executive Officers will regularly report to the Board of Directors on significant risks facing us, including legal, financial, operational and strategic risks. The Audit Committee reviews with senior management significant risks related to the Company and periodically reports to the Board of Directors on such risks.
In addition, pursuant to its charter, the Audit Committee is responsible for reviewing and discussing the Company’s business risk management process, including the quality and integrity of the Company’s financial statements, and accounting and reporting processes, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. Furthermore, the Audit Committee evaluates key financial statement issues and risks, their impact or potential effect on reported financial information and the process used by management to address such matters. At each Audit Committee meeting, management briefs the committee on the current business and financial position of the Company, as well as such items as internal audits and independent audits.
Compensation Risk Assessment
The CNG Committee assessed our 2016 compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the CNG Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.
CNG Committee Interlocks and Insider Participation
The following non-employee directors are the current members of the CNG Committee of the Board of Directors: Messrs. Friedman, Mack and Smith and Ms. Goldwasser. Until he ceased being a director, Mr. Price was a member of the CNG Committee. During 2016, none of the Company’s executive officers served as a director or member of the corporate governance committee of any other entity whose executive officers served on the Company’s Board of Directors or CNG Committee.
CONTINUING DIRECTORS
The following directors will continue to serve as directors.

Name	Age	Director Since
Class II
Michael G. Barnes (Chairman of the Board and Executive Chairman)	50	August 2010
John E. Mack (Chairman of the Audit Committee)	69	May 2015
Class III
Lesley Goldwasser (Lead Director)	55	January 2015
Jonathan Ilany (Director and Chief Executive Officer)	64	August 2010

Michael G. Barnes has been a member of our Board of Directors since August 2010, and he currently serves as the Chairman of our Board of Directors as well as the Executive Chairman of the Company and is a member of the Tiptree management executive committee. He has been the Chairman of Tiptree Financial Partners, L.P (“TFP”) since its inception in 2007 and served as the Chief Executive Officer of TFP from 2007 until June 2012. Mr. Barnes has been Executive Chairman of Tiptree Operating Company, LLC (“Operating Company”) since July 1, 2013. Mr. Barnes is a founding partner and currently Managing Partner and Co-Chief Investment Officer of Tricadia Holdings, L.P. (“Tricadia”) and its affiliated companies, which are privately held and provide investment management services. Prior to the formation of Tricadia in 2003, Mr. Barnes spent two years as Head of Structured Credit Arbitrage within UBS Principal Finance LLC, a wholly owned subsidiary of UBS Warburg, which conducted proprietary trading on behalf of the firm. Mr. Barnes joined UBS in 2000 as part of the merger between UBS and PaineWebber Inc. Prior to joining UBS, Mr. Barnes was a Managing Director and Global Head of the Structured Credit Products Group of PaineWebber. Prior to joining PaineWebber in 1999, he spent 12 years at Bear Stearns, the last five of which he was head of their Structured Transactions Group. Mr. Barnes received his A.B. from Columbia College.
Mr. Barnes was selected and qualified to serve as a member of our Board of Directors because of his extensive senior level experience in the investment management industry, including with respect to the management of credit and real estate assets.

Lesley Goldwasser has been a member of our Board of Directors since January 5, 2015. Ms. Goldwasser has been a Managing Partner of GreensLedge Capital Markets LLC (“GreensLedge”) since September 2013. Prior to joining GreensLedge, Ms. Goldwasser was associated with Credit Suisse Group AG (“Credit Suisse”) as a Managing Director from September 2010 to November 2013, where she had global responsibility for the Hedge Fund Strategic Services unit. Before Credit Suisse, Ms. Goldwasser spent 12 years at Bear Stearns where she was co-head of Global Debt and Equity Capital Markets units and had global responsibility for structured products. Prior to her tenure at Bear Stearns, Ms. Goldwasser spent 12 years at Credit Suisse in a variety of management positions, including responsibility for both the Asset Backed and Non-Agency Mortgage Trading Desks. Ms. Goldwasser is a graduate of the University of Cape Town, South Africa.

Ms. Goldwasser was selected and qualified to serve as a member of our Board of Directors because of her diverse and extensive business and financial experience across a variety of investment banking disciplines.

Jonathan Ilany is our Chief Executive Officer and a member of our Executive Committee. He is also a member of our Board of Directors. From February 2015 to November 2015, Mr. Ilany was our Co-Chief Executive Officer. From October 2014 until February 2015, he was our Executive Vice President, Head of Mortgage Finance and Asset Management. Mr. Ilany served as a director of Rescap, a subsidiary of Ally Bank from November 2011 until December 2013. Since 2005, Mr. Ilany has been a private investor and passive partner at Mariner Investment Group (“Mariner”). Mr. Ilany was a partner at Mariner from 2000 until 2005, responsible for hiring and setting up new trading groups, overseeing risk management, and serving as a senior member of the Investment Committee and Management Committee of the firm. From 1996-2000, Mr. Ilany was a private investor. From 1982 until 1995, Mr. Ilany was an employee of Bear Stearns & Co. (“Bear Stearns”). From 1980 until 1982, Mr. Ilany worked at Merrill Lynch. From 1971 until 1975, Mr. Ilany served in the armored corps of the Israeli Defense Forces, and he was honorably discharged holding the rank of First Lieutenant. Mr. Ilany received his B.A. and M.B.A. from the University of San Francisco.
Mr. Ilany was selected and qualified to serve as a member of our Board of Directors because of his extensive risk management and senior managerial experience in the financial services industry, his board experience and his experience with investing in real estate and real estate-related assets and extensive knowledge of our business and industries.

John E. Mack has been a member of our Board of Director since May 2015 and currently serves as Chairman of the Audit Committee. Mr. Mack has over 40 years of international banking and financial business management experience. Mr. Mack is currently a member of our Board of Directors and the board of directors of Medley Capital Corporation, Incapital Holdings LLC, Searchlight Minerals Corp and GlobalMin Ventures Inc.  From January 2010 to March 2015, Mr. Mack was Vice Chairman and a director of Islandsbanki hf located in Reykjavik, Iceland. From November 2011 through December 2013, Mr. Mack was a member of the board of directors of Residential Capital LLC. From November 2002 through September 2005, Mr. Mack served as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Limited of Tokyo, Japan. Prior to joining Shinsei Bank and for more than 25 years, Mr. Mack served in senior management positions at Bank of America and its predecessor companies, including 12 years as Corporate Treasurer of NationsBank Corporation and NCNB Corporation. Mr. Mack holds an MBA from the University of Virginia, Darden School of Business and received his bachelor’s degree in Economics from Davidson College.

Mr. Mack was selected and qualified to serve as a member of our Board of Directors because of his experience in senior management positions at large financial institutions and his extensive experience in finance, accounting and regulatory issues. In addition, his tenure in the financial services industry and service as a director of both public and private companies provide industry-specific knowledge and expertise to our Board of Directors.
EXECUTIVE OFFICERS
Set forth below is the background information regarding each of our executive officers as of April 26, 2017, other than Messrs. Barnes and Ilany, whose biography is above under “Continuing Directors”.
Sandra Bell, age 60, has been our Chief Financial Officer since July 2015. Ms. Bell brings over 30 years of business experience in the financial services and energy industries, both as a public company Chief Financial Officer and as an investment banker. Prior to joining the company, Ms. Bell served as Chief Financial Officer of Prospect Mortgage, LLC (“Prospect”), a private equity owned mortgage originator and servicer, overseeing all financial activities, including strategic planning, treasury, financial reporting, bank and rating agency relationships and investor relations. Prior to joining Prospect, from 2008 to 2011, Ms. Bell served as Chief Financial Officer of PHH Corporation (“PHH”), a publicly traded, multi-divisional financial services company engaged in the private label mortgage services and fleet management businesses. While at PHH, her responsibilities included treasury, cash management and banking relationships, strategic planning, budgeting and forecasting, investor relations, accounting and public reporting, audit and tax. Prior to PHH, Ms. Bell served as Executive Vice President and Chief Financial Officer of the Federal Home Loan Bank of Cincinnati, where Ms. Bell managed its development, profitability and risk of its core business lines. While at the FHLB, she led the strategic financial management and reporting functions, including SEC reporting; treasury, including funding and capital and risk management; credit services, including the lending and credit risk management functions; and management of a whole loan mortgage portfolio. Prior to assuming her position at the Federal Home Loan Bank, Ms. Bell had been a Managing Director at Deutsche Bank Securities, where she had been employed for 13 years. Ms. Bell received a Bachelor of Arts degree in Economics from The Ohio State University and a Masters in Business Administration from Harvard Business School.
Neil C. Rifkind, age 50, has been our Vice President, General Counsel and Secretary since July 2013. From 2011 until July 2013, Mr. Rifkind was Special Counsel at the law firm of Schulte Roth & Zabel LLP, specializing in mergers and acquisitions and securities law. From 2006 through 2010, he was an associate at Schulte Roth & Zabel LLP. From 1998 until 2006, Mr. Rifkind was an associate at the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP. Mr. Rifkind received a J.D. from Boston University School of Law, an M.A. in Philosophy from the University of Toronto and an A.B. in Philosophy from the University of Chicago.

PROPOSALS TO BE VOTED ON
PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors is classified into three classes: Class I, consisting of Paul M. Friedman and Bradley E. Smith, to hold office for a term expiring at the Annual Meeting; Class II, consisting of Michael G. Barnes and John E. Mack to hold office for a term expiring at the 2018 annual meeting of stockholders, and Class III, consisting of Jonathan Ilany and Lesley Goldwasser, to hold office for a term expiring at the 2019 annual meeting of stockholders.
Our Fourth Amended and Restated Bylaws (“Bylaws”) provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one (1), which is the minimum number required by the Maryland General Corporation Law, nor more than fifteen (15).
Information Regarding the Nominees for Election
The following table and biographical descriptions set forth certain information, as of April 26, 2017, with respect to each nominee for election as director at the Annual Meeting. Messrs. Friedman and Smith each currently serve as a director.

Nominees for Election as directors	Age	Director Since
Class I
Paul M. Friedman	61	August 2016
Bradley E. Smith	60	July 2013

Paul M. Friedman has been a member of our Board of Directors since August 2016. From November 2009 to March 2015, Mr. Friedman served as the Senior Managing Director and Chief Operating Officer of Guggenheim Securities LLC. From June 2008 to October 2009, Mr. Friedman served as a Managing Director of Mariner Investment Group. Mr. Friedman spent 27 years at Bear Stearns & Co. Inc. (“Bear Stearns”) from 1981 to 2008, most recently holding the position of Chief Operating Officer of its Fixed Income Division. Mr. Friedman serves on the board of directors of Oppenheimer Holdings Inc. and Great Ajax Corp. Mr. Friedman has a M.S. in Finance and Accounting from New York University, Stern School of Business, and a B.A. in Economics from Colgate University.

Mr. Friedman was selected and qualified to serve as a member of our Board of Directors because of his diverse and extensive business and financial experience as well as his experience on the boards of other public companies.

Bradley E. Smith has been a member of our Board of Directors since July 2013. Mr. Smith was a member of the board of directors of TFP from June 2007 to July 2013. He is the founder of Kahala Capital Advisors LLC, a private investment firm, and of Kahala Aviation Ltd., a commercial aircraft leasing company. Prior to Kahala Capital, Mr. Smith worked for almost 20 years in banking in New York and Asia. He was employed from 1995 until 2000 at Bear Stearns, where he started that company’s credit derivatives businesses in New York; and later as a Senior Managing Director, based in Tokyo, managing the firm’s fixed income and derivative businesses. Before Bear Stearns, Mr. Smith spent 10 years with Bankers Trust Company (“Bankers Trust”) as a syndicate manager in its loan syndications group, where he was responsible for the syndication of some of the largest leveraged loan financings ever completed. Afterwards, he transferred to Tokyo and Hong Kong, where he was involved in Bankers Trust’s credit trading businesses in Asia. In his last position at Bankers Trust, Mr. Smith was one of the founders of that bank’s credit derivatives business. He is currently on the board of directors of Tricadia Credit Strategies, Ltd and sits on an investment committee for a Star Asia Group fund. Mr. Smith holds a B.A. from St. Joseph’s University and an M.B.A. from the American Graduate School of International Management.
Mr. Smith was selected and qualified to serve as a member of our Board of Directors because of his knowledge as a private investor and entrepreneur, experience involving large complex financial transactions and his extensive international relationships.

All nominees for director have consented to be named and have agreed to serve as directors if elected. We have no reason to believe that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept election or are unable to serve for any reason, the persons named as proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for such substitute as may be designated by the Board of Directors.
Vote Required and the Recommendation of the Board
The vote of a plurality of all of the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of each Class I director. Therefore, the two nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH NOMINEE.

PROPOSAL 2: APPROVAL OF 2017 OMNIBUS INCENTIVE PLAN
We are asking stockholders to approve the Tiptree Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”). Our Board of Directors, upon the recommendation of the CNG Committee, approved the 2017 Plan, subject to stockholder approval, to replace our 2013 Omnibus Incentive Plan (the “2013 Plan”). The 2017 Plan will not become effective unless it is approved by our stockholders. If the 2017 Plan is approved by our stockholders, we will no longer make grants under the 2013 Plan or the Care Investment Trust Manager Equity Plan (the “Manager Plan”). The material features of the 2017 Plan are described under “Summary of the 2017 Plan” below.
Our Board of Directors believes that the 2017 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

•
Limits on Share Recycling. Shares underlying awards issued under the 2017 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

•
Limitations on Awards. The 2017 Plan limits the number of stock options, SARs and other stock-based awards that may be granted to plan participants, and the amount that may be paid in respect of cash-based awards, in any calendar year. The 2017 Plan also limits the total compensation that may be granted or paid, as applicable, to non-employee directors during any calendar year.

•
Performance Awards. Under the 2017 Plan, the CNG Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m), as well as other performance-based awards.

•	Minimum Vesting Periods. Awards granted under the 2017 Plan generally may not be scheduled to vest or become exercisable prior to the first anniversary of the grant date of the award.

•
No Discounted Stock Options or SARs. All stock options and SARs granted under the 2017 Plan must have an exercise price that is not less than the fair market value of a share of our common stock on the date of grant.

•	No Reloads. Stock options and SARs granted under the 2017 Plan may not provide for automatic “reload” grants.

•
No Repricing. Other than in connection with certain corporate transactions or changes to our corporate structure, the 2017 Plan prohibits the repricing of stock options or SARs without obtaining stockholder approval.

•
Dividend Equivalents. Dividend equivalents granted under the 2017 Plan will not be paid on stock options or SARs and, if credited with respect to awards that vest based on the achievement of performance goals, will be subject to the same restrictions as the underlying award.

•	Clawback Policy. Awards under the 2017 Plan will be subject to our clawback policy.

Reasons for Seeking Stockholder Approval
Our Board of Directors believes that equity awards are a critical part of our compensation program and allow us to attract and retain key talent, incentivize sustainable growth and long-term value creation, and align the interests of our employees with those of our stockholders. Our Board of Directors approved the 2017 Plan because it believes, based in part on input from CAP, the independent compensation consultant to the CNG Committee, that we do not currently have a sufficient number of shares available under the 2013 Plan to continue to grant equity awards in line with our historical practices. As of March 31, 2017 there were 18,287 shares available for grant under the 2013 Plan. In setting the size of the share pool under the 2017 Plan, the Board of Directors considered the historical amounts of equity awards granted by the Company in the last three years. In fiscal 2014, 2015 and 2016, we made equity awards under the 2013 Plan totaling 49,711 shares, 354,978 shares, and 620,689 shares, respectively. Our three-year average burn rate - the number of shares granted in each fiscal year divided by the weighted shares of our common stock outstanding at fiscal year end - is 1.11%. In setting the size of the share pool under the 2017 Plan, the Board of Directors also considered the total amount of equity awards outstanding under existing grants as of March 31, 2017, as further shown in the chart below. In February 2017, we made equity grants under the 2013 Plan totaling 938,115 shares. Based on an analysis by CAP of the remaining shares available under the 2013 Plan, the number of equity awards outstanding under the 2013 Plan, our historic burn rate, current and proposed plan features and the equity plan guidelines established by proxy advisory firms, the Board of Directors approved the 2017 Plan and the share pool authorized under it to ensure that we continue to have the ability to provide competitive levels of equity compensation.
In addition, stockholder approval of the 2017 Plan will allow us to grant, if desired, performance-based compensation that is exempt from the deduction limitations under Section 162(m). Section 162(m) generally provides that compensation paid by a publicly-held corporation to its “covered employees” (the corporation’s chief executive officer and its three most highly-paid named executive officers (other than its chief executive officer or chief financial officer)) is not deductible by the corporation for U.S. federal income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation’s stockholders not less frequently than every five years. Under Section 162(m), the material terms include the class of eligible employees, a description of the business criteria on which the performance goals may be based and the maximum amount that can be paid to any participant for a specified period. For the 2017 Plan, these terms are described below under “Eligibility,” “Performance Criteria,” and “Individual Limits,” respectively. Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation. Furthermore, the CNG Committee will continue to have the authority under the 2017 Plan to provide compensation that is not exempt from the limits on deductibility under Section 162(m), as described under “Tax Deductibility of NEO Compensation” above.
If the 2017 Plan is not approved by our stockholders, the 2017 Plan will not become effective and we will continue to make awards under the 2013 Plan, but the shares that remain available would be insufficient to continue to grant equity awards at our current levels, and will materially affect our ability to attract and retain key talent. We believe that the terms of the 2017 Plan, including its share pool, are reasonable, appropriate, and in the best interests of our stockholders.
Existing Equity Plan Information
The 2013 Plan is the only long-term incentive plan of the Company under which equity awards are currently granted to our employees and other service providers (including non-employee directors). The Company also sponsors the Manager Plan, which will expire on June 21, 2017 and under which no shares have been issued since March 30, 2012. As of March 31, 2017, 18,287 shares were available under the 2013 Plan and 134,629 shares were available under the Manager Plan. If the 2017 Plan is approved by our stockholders, we will cease granting awards under the 2013 Plan and the Manager Plan, and the 2017 Plan will be our only equity plan under which we may grant future equity awards to our employees.
 The table below includes aggregated information regarding awards outstanding as of March 31, 2017 under the 2013 Plan and the Manager Plan, the number of shares available for future awards under the 2013 Plan and the Manager Plan as of March 31, 2017, and the proposed number of shares issuable under the 2017 Plan. The 6,100,000 proposed shares to be available under the 2017 Plan are intended to satisfy both annual incentive awards under our incentive compensation plan and one-time incentive awards at certain of our subsidiaries (the “subsidiary awards”). Consistent with past practice, the Company expects a significant portion of the annual incentive grants under the 2017 Plan to have performance vesting requirements. For example, approximately 60% of the awards granted as part of 2016 incentive compensation had performance vesting requirements.
A significant portion of the 6,100,000 shares is expected to be used to satisfy the subsidiary awards. The subsidiary awards are subject to time and performance vesting criteria and are exchangeable for Class A common stock, at the election of the holder, based on the fair market value of the subsidiary equity beginning in 2019. Based on a December 31, 2016 fair market value of approximately $8.1 million and stock price of $6.15, approximately 1,300,000 shares, or 20% of the proposed shares, would be used to satisfy the subsidiary awards. For additional information on the subsidiary incentive plans, see Note 20 — Stock Based Compensation, in our annual report on Form 10-K for December 31, 2016.
In determining the 6,100,000 proposed shares as a percentage of the Company’s outstanding shares, the CNG Committee considered a pro forma outstanding share amount that includes, as of March 31, 2017, the 34,988,864 shares of Class A common stock outstanding (which includes shares held by subsidiaries), the 8,049,029 shares of Class B common stock as an equivalent for the same number of shares issuable upon exchange of outstanding partnership units of TFP for shares of Class A common stock and the 1,510,920 shares of Class A common stock expected to be issued upon exercise of an option by Tricadia Capital Management LLC, which is in the money and expires on June 12, 2017 (the “Tricadia Option”). For more information on the Tricadia Option, see Note 18 —  Stockholders’ Equity, in our annual report on Form 10-K for December 31, 2016.

	Number of shares of Class A common stock (as of March 31, 2017)	As a percentage of Class A and Class B common stock outstanding plus the Tricadia Option (44,548,813 shares as of March 31, 2017)(3)
Outstanding stock options(1)	821,864	1.84%
Outstanding restricted shares, restricted stock units and other awards	558,189	1.25%
Total shares subject to outstanding awards	1,380,053	3.09%
Total shares available for future awards under 2013 Plan and Manager Plan(1)	152,916	0.34%
Total overhang (total shares outstanding under existing equity awards and total shares available under existing plans)	1,532,969	3.44%
Proposed shares available for future awards under 2017 Plan(2)	6,100,000	13.69%
Total shares outstanding under existing equity awards and proposed to be reserved for issuance under 2017 Plan	7,480,053	16.79%

(1)	As of March 31, 2017, the weighted average exercise price of outstanding stock options was $6.36 and the weighted average term to expiration of outstanding stock options was 9.56 years.
(2)
This includes the 152,916 shares remaining available under the 2013 Plan and the Manager Plan as of March 31, 2017, all of which will be rolled into, or otherwise be available for issuance under, the 2017 Plan. We will cease granting new awards under the 2013 Plan and the Manager Plan if the 2017 Plan is approved by our stockholders.

(3)
Includes 34,988,864 shares of Class A common stock, including 6,496,463 shares held by a subsidiary of the Company, 8,049,029 shares of Class B common stock and 1,510,920 shares of Class A common stock issuable upon exercise of the Tricadia Option.

Summary of the 2017 Plan
The following is a brief summary of the material features of the 2017 Plan. A copy of the 2017 Plan is attached as Annex A to this proxy statement, and we urge stockholders to read it in its entirety. The following summary is qualified in its entirety by reference to the full text of the 2017 Plan.

Administration. The 2017 Plan is administered by the CNG Committee, which, subject to the provisions of the 2017 Plan, has the authority to, among other things:

•	Select the recipients of awards;

•	Determine the types of awards to be granted;

•	Determine the number of shares or dollar value covered by each award;

•	Determine the terms and conditions of each award;

•	Determine modify or waiver the terms and conditions of any award;

•	Determine the form and timing of settlement of each award;

•	Interpret and administer the plan;

•	Correct any defect, supply any omission or reconcile any inconsistency in the 2017 Plan or any award;

•	Establish rules and regulations; and

•	Make any other determination or take any other action that it deems necessary and advisable.
The functions of the CNG Committee may be performed by a subcommittee thereof or another committee designated by the Board of Directors and the CNG Committee (or such subcommittee or other committee) may delegate certain of its powers and responsibilities under the 2017 Plan. As used in this summary, “CNG Committee” refers to the CNG Committee, any such subcommittee or other committee or any of their respective authorized delegates, as applicable. Decisions of the CNG Committee are final, conclusive and binding on all persons.
Eligibility.  The 2017 Plan provides that awards may be granted to key employees, directors, consultants (whether or not natural persons) and other service providers of the Company and its subsidiaries and to certain other individuals who are reasonably anticipated to begin providing direct services to the Company or a subsidiary within twelve (12) months after the date an award is granted. Incentive stock options (“ISOs”) may be granted only to employees of the Company or certain subsidiaries. As of December 31, 2016, we estimate that approximately 1,068 employees, 4 directors and 1 consultant and advisor would be eligible to participate in the 2017 Plan.
Number of Shares Authorized. Subject to adjustment as described below, the number of shares of our common stock authorized for issuance in satisfaction of awards under the 2017 Plan is 6,100,000 shares, which includes the 152,916 shares remaining available under the 2013 Plan and the Manager Plan, all of which will be rolled into, or otherwise be available for issuance under, the 2017 Plan (the “Share Pool”). Up to 1,000,000 shares from the Share Pool may be issued in respect of stock options intended to qualify as ISOs. For purposes of the Share Pool:

•
If any award is settled in cash or otherwise expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company due to failure to vest, the shares underlying such award will not reduce the Share Pool;

•	Shares issued in assumption of, or in substitution or exchange for, awards previously granted by an acquired entity (“substitute awards”) will not reduce the Share Pool;

•	All shares covering a SAR, any portion of which is settled in stock, will reduce the Share Pool;

•	Shares delivered under the 2017 Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises will not increase the Share Pool; and

•	All shares withheld in payment of the exercise or purchase price of an award or in satisfaction of tax withholding obligations will reduce the Share Pool.
Shares issued under the 2017 Plan may consist of authorized and unissued shares, treasury shares, shares held by a subsidiary, shares purchased in the open market or other shares. The closing price of our common stock as reported on NASDAQ on April 21, 2017 was $7.30 per share.
Individual Limits. Subject to adjustment as described below, the maximum number of shares subject to stock options and SARs that may be granted, and the maximum number of shares subject to other stock-based awards that may be granted, to any participant in any calendar year is, in each case, 2 million shares. The maximum amount that may be earned by any participant in any calendar year in respect of cash-based awards is $10 million.

Non-Employee Director Limits. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards under the 2017 Plan and other compensation paid by the Company, in each case, for the director’s service to the Board of Directors, may not exceed $750,000.
Types of Awards. The 2017 Plan provides for the grant of stock options, SARs, restricted stock, restricted stock units (“RSUs”), performance awards and other share-based awards. Dividend equivalents may also be provided in connection with awards other than stock options or SARs under the 2017 Plan.
Awards under the 2017 Plan may be granted alone or in combination with other awards.

•
Stock Options and SARs. The CNG Committee may grant stock options, including ISOs, and SARs under the 2017 Plan. A stock option is a right to purchase, upon exercise, shares during a specified period of time at a specified exercise price. A SAR entitles the recipient to receive, upon exercise, the excess of the fair market value of a share of our common stock on the date of exercise over the base value of the SAR. The per share exercise price for each stock option, and the base value for each SAR, granted under the 2017 Plan may not be less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of certain incentive stock options). The term of each stock option and SAR granted under the 2017 Plan may be no longer than ten years from the date of grant (five years in the case of certain ISOs). Other than adjustments in connection with certain corporate transactions or changes to our corporate structure as described below, stock options and SARs granted under the 2017 Plan may not be amended to reduce the exercise price or base value of such award or be cancelled in exchange for stock options or SARs with a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise price or base value greater than the fair market value of a share of our common stock on the date of such cancellation, in each case, without stockholder approval. No stock option or SAR granted under the 2017 Plan may provide for automatic “reload” grants of additional awards upon exercise.

•	Restricted Stock. Restricted stock is stock issued subject to such restrictions as the CNG Committee may impose, including restrictions on transferability.

•
Restricted Stock Units. RSUs are awards valued by reference to shares of our common stock, which may be paid in cash, shares, other property or a combination thereof, and which are subject to such restrictions as the CNG Committee may impose.

•
Other Share-Based Awards. The CNG Committee may grant other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property under the 2017 Plan. Other share-based awards may be paid in cash, shares, other property or a combination thereof.

•
Performance Awards. The CNG Committee may grant cash-denominated incentives and units valued by reference to a designated number of shares of our common stock, which will be paid upon the achievement of performance goals established by the CNG Committee. The CNG Committee may grant performance awards that are intended to qualify as exempt performance-based compensation under Section 162(m) and performance awards that are not intended to so qualify.

Vesting; Minimum Vesting; Terms of Awards. The CNG Committee determines the terms and conditions of all awards granted under the 2017 Plan, including vesting conditions, and the effect of termination of employment on outstanding awards. No portion of any award granted under the 2017 Plan may be scheduled to vest or become exercisable prior to the one year anniversary of the date of grant, except that up to 5% of the shares reserved for issuance may be granted without regard to this minimum vesting and exercisability provision.
Transferability of Awards. In general, no awards or shares subject to awards may be transferred, other than by wills or laws of descent or distribution. However, the CNG Committee may permit transfers of awards other than ISOs to certain family members, trusts for the benefit of the participant or certain family members, controlled entities or as charitable donations.
Performance Criteria. The 2017 Plan permits the CNG Committee to grant awards subject to “performance criteria.” Performance criteria with respect to those awards intended to qualify as exempt performance-based compensation for purposes of Section 162(m) will be subject to the achievement of one or more objective performance goals or measures established by the CNG Committee, which will be based on the attainment of specified levels of the following: net sales; booking value of contract awards; year-end backlog; days sales outstanding; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of our common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or may be based on the relative performance of other companies or an index or indices, or on comparisons of any indicators of performance relative to other companies or an index or indices. The CNG Committee may exclude charges related to an event or occurrence (for example, restructurings, extraordinary items, and tax and accounting changes) as it determines appropriate.
Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary distribution, stock split, reverse stock split, spin-off or similar transaction or change in the Company’s corporate structure, the CNG Committee may make such adjustments and substitutions to the 2017 Plan and to awards under it as it deems equitable or appropriate to prevent dilution or enlargement of the rights under the 2017 Plan, including adjustments to:

•	The number of shares, class and kind of securities that may be delivered under the 2017 Plan;

•	The individual limitations described above; and

•	The number, class, kind and exercise price of securities subject to outstanding awards.
Effect of Certain Transactions. Subject to the change in control provisions described below, and except as may be provided in an award agreement, in the event of certain covered transactions, including the consummation of a merger, consolidation, the sale of substantially all of the Company’s assets or stock, or a dissolution or liquidation of the Company, the CNG Committee may provide:

•	For the assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquirer or surviving entity;

•
For a payment in respect of some or all awards (or any portion thereof) equal to the excess, if any, of the fair market value of the shares subject to the award, over the aggregate exercise or base value, if any, on such terms and conditions as the CNG Committee determines; and/or

•	For the acceleration of exercisability or delivery of shares in respect of some or all awards (or any portion thereof), in full or in part.
Except as the CNG Committee may otherwise determine, each award will automatically terminate upon the consummation of the covered transaction, other than awards that are substituted-for or assumed and any cash-based awards that continue following the transaction.
Change in Control. Except as may be provided in an award agreement, in the event of a change in control (generally, the sale of all or substantially all of the Company’s assets, the acquisition of 50% of the Company’s voting stock by an unrelated person or group of persons or a merger pursuant to which any person or persons become the beneficial owner of more than 50% of the Company’s voting stock):

•
If equity-based awards are assumed, replaced or continued, if a participant’s employment is terminated without cause within 24 months following the change in control, the participant’s awards will vest in full, except that any performance awards will be considered to be earned at target and prorated based on the portion of the applicable performance period completed as of the date of termination of employment; and

•
To the extent equity-based awards are not assumed, replaced or continued, such awards will vest in full, except that any performance awards will be considered to be earned at target and prorated based on the portion of the applicable performance period completed as of the date of the change in control.

Clawback. We mitigate risk through a clawback policy contained in our Incentive Compensation Clawback Policy effective January 1, 2017. If the Company files an accounting restatement, then, with respect to any recipient of an award under the Company’s plans whose misconduct led to the restatement, the CNG Committee may, at its discretion, require any bonus (whether cash, RSUs or options) paid or granted to such recipient based on the incorrect financial statements, be repaid to the Company in an amount determined by the CNG Committee. In addition, any bonus (whether cash, RSUs or options) paid or granted to the recipient will be subject to clawback to the maximum extent required to comply with the Dodd-Frank Act.
Effective Date, Amendments and Termination. The 2017 Plan will become effective on the date that it is approved by the Company’s stockholders and will expire on the tenth anniversary of such approval, except as to then-outstanding awards, which will remain in effect in accordance with their terms. Our Board of Directors may alter, amend, suspend or terminate the 2017 Plan at any time, subject to stockholder approval to the extent required by applicable law, provided that participant consent will be required if any such amendment, suspension of termination materially impairs the participant’s rights under any outstanding award under the 2017 plan, unless required by applicable law.
Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2017 Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2017 Plan, nor does it cover state, local or non-U.S. taxes.
Stock Options (other than ISOs).  In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.
ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability to the participant. Generally, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives a payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock or other property received. A corresponding deduction is generally available to the Company.
Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the 2017 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
RSUs. The grant of a RSU does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash or other property, if applicable) under Section 409A of the Code. If the shares issued in settlement of a RSU are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
Section 162(m). Stock options, SARs, and certain performance awards under the 2017 Plan may be eligible for exemption from the deductibility limits of Section 162(m). However, the CNG Committee will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).
Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options and SARs and the vesting and payments of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company.
New Plan Benefits
The CNG Committee has not granted any awards under the 2017 Plan subject to stockholder approval of this Proposal 2. The CNG Committee has full discretion to determine the amount of the awards to be made to participants under the 2017 Plan, subject to the limits described above under “Individual Limits” and “Non-Employee Director Limits.” Therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2017 Plan.
Vote Required and the Recommendation of the Board

The affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 2. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will still be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2017 OMNIBUS INCENTIVE PLAN

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Following the completion of the 2016 audit, the audit committee decided to open the annual selection process to several other independent registered public accounting firms. The audit committee, with the assistance of management, performed an evaluation of firms to determine the Company's independent auditor for the 2017 fiscal year. As a result of this process, on April 20, 2017, the Audit Committee appointed the accounting firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017, subject to ratification of this appointment by our stockholders. KPMG acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2016.

The audit reports of KPMG on the consolidated financial statements of Tiptree Inc. and subsidiaries as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

(1) KPMG’s report on the consolidated financial statements of Tiptree Inc. and subsidiaries as of and for the year ended December 31, 2015 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company has elected to early adopt ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which resulted in the deconsolidation of several collateralized loan obligations entities as of January 1, 2015.” and

(2) the identification of material weaknesses in the Company’s internal control over financial reporting as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 15, 2016 (the “2015 10-K”).

During the two fiscal years ended December 31, 2016, and the subsequent interim period through April 20, 2017, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised the Company on certain material weaknesses in the Company’s internal control over financial reporting as previously reported in the Company’s 2015 10-K.
A representative of KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents the approximate aggregate fees billed by KPMG, our independent registered public accounting firm for fiscal 2016 and 2015, respectively:

	2016	2015
Audit Fees(1)	$5,318,800	$5,000,000
Audit-Related Fees(2)	428,400	430,050
Tax Fees(3)	—	22,000
All Other Fees(4)	156,000	84,200
Total Fees	$5,903,200	$5,536,250

(1)	Fees related to our annual audit, review of our quarterly reports on Form 10-Q, and review of documents filed with the SEC.

(2)	Fees related to procedures associated with the adoption of new accounting standards and acquisitions.

(3)	Fees related to tax compliance services and tax preparation services.

(4)	Fees for other incidental expenses.

Pre-Approval Policies and Procedures of the Audit Committee
The Audit Committee has sole authority (with the input of management) to approve in advance all engagements of our independent registered public accounting firm for audit or non-audit services. All services provided by KPMG in 2016 and 2015 were pre-approved by the Audit Committee. The Audit Committee has determined that the non-audit services provided by the Company’s independent registered public accounting firms are compatible with maintaining the accounting firm’s independence.
Ratification
The Board of Directors asks stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Bylaws or other governing documents. However, the Board of Directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required and the Recommendation of the Board
The affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION
 We are requesting our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as set forth in this Proxy Statement. Specifically, this Proposal 4, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any particular form of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. A more detailed discussion regarding the compensation of our named executive officers is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” below. The vote for this Proposal 4 is advisory and is, therefore, not binding upon the CNG Committee, our Board of Directors or the Company.
As described in detail under the heading “Compensation Discussion and Analysis,” our compensation program is intended to reward our leadership for performance and to align our leadership’s interests with those of our other stockholders on an annual and long-term basis. We encourage you to carefully review the section of this Proxy Statement entitled “Compensation Discussion and Analysis” for additional details on our executive compensation program as well as the reasons and processes for how our CNG Committee determined the structure and amounts of the 2016 compensation of our named executive officers. The vote for this Proposal 4 is advisory and is, therefore, not binding upon the CNG Committee, our Board of Directors or the Company.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as set forth in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
 “RESOLVED, that the stockholders of Tiptree Inc. approve, on an advisory basis, the compensation of Tiptree Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this Proxy Statement.”

Vote Required and the Recommendation of the Board

For Proposal 4 (advisory (non-binding) vote on executive compensation), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 4. For purposes of the vote on Proposal 4, abstentions and broker non- votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Regardless of how the shareholders vote on this matter, this vote is advisory and not binding on the Board of Directors, the CNG Committee or the Company in any way, and the Board of Directors or the CNG Committee may determine that it is in the best interest of the Company to either maintain the current executive compensation structure or modify the compensation structure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” Proposal 4

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting that our stockholders vote, on an advisory basis, on how frequently we should seek an advisory vote on the compensation of our named executive officers such as Proposal 4 (advisory (non-binding) vote on executive compensation). By voting, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every “1 YEAR,” “2 YEARS,” or “3 YEARS.” Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and, therefore, the Board of Directors recommends that you vote for a three year-interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board of Directors considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practice in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

 You may cast your vote on your preferred voting frequency by choosing the option of “1 YEAR,” “2 YEARS,” or “3 YEARS” or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the stockholders of Tiptree Inc. determine, on an advisory basis, whether the stockholders of Tiptree Inc. shall conduct an advisory vote every one year, two years or three years regarding the compensation of Tiptree Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in Tiptree Inc.’s annual proxy statements.”

Vote Required and the Recommendation of the Board

For Proposal 5 (advisory (non-binding) vote on the frequency of stockholder votes on executive compensation), the option of “1 YEAR,” “2 YEARS” or “3 YEARS” that receives the highest number of all the votes cast at the Annual Meeting, assuming a quorum is present, will be the frequency for the advisory vote on executive compensation that has been recommended by the Company’s stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the Company’s stockholders. In either case, this vote is advisory and not binding on the CNG Committee, the Board of Directors or the Company in any way, and the Board of Directors or the CNG Committee may determine that it is in the best interest of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“3 YEARS” WITH RESPECT TO PROPOSAL 5

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and programs, and the decisions made by our CNG Committee for 2016. The discussion below is intended to help you understand the detailed information for our named executive officers (“NEOs”) provided in our executive compensation tables and to help place the specific pay decisions for 2016 into context within our overall compensation program.

Guiding Principles and Compensation Policies

Tiptree’s executive compensation program is intended to reward our leadership for performance and to align our leadership’s interests with those of our other stockholders on an annual and long-term basis. Our CNG Committee has developed the following guiding principles for our compensation program:

•
Pay for performance with a high percentage of compensation depending on the Company’s performance, including by aligning a significant portion of the Executive Committee’s equity compensation to the Company’s goals of generating long-term stockholder value;

•	Align executive compensation with stockholder interests;

•	Provide incentives to close the gap between the Company’s book value per share and stock trading price;

•	Balance rewarding short-term and long-term performance to focus on long-term value creation;

•	Retain current management, encourage loyalty and effectively attract new executives over time by providing competitive levels of compensation; and

•	Make our executive compensation practices transparent.

Consistent with the foregoing, our compensation program generally has three elements: salary, performance-based annual cash incentive awards and annual long-term equity incentive awards. As described further in the table below, each element of our compensation program is tailored to incentivize performance in a specific area that we believe will promote sustained economic value over time. In addition, on a case by case basis, the Company has awarded initial cash or equity grants to attract talented executives.

Element	Form of Compensation	Pay for Performance	Primary Objectives
Base Salary	Fixed Cash	Adjustments to base salary take into account individual performance	Attract and retain talented executives while avoiding a high fixed cost structure
Annual Cash Incentive Award	Variable Cash	Awards based on an earnings metric of the Company as adjusted by the CNG Committee and individual performance	Motivate near-term productivity and profitability
Annual Long-Term Equity Incentive Award	Variable	Awards based on an earnings metric of the Company as adjusted by the CNG Committee and individual performance	Align executive interests with long-term stockholder value
	Restricted stock units (“RSUs”) subject to time-based vesting	Vesting encourages retention; potential value gain through stock appreciation
	Time- and performance-based options	Vesting encourages retention; potential value gain is dependent on sustained stock trading price increase

Our CNG Committee is responsible for our executive compensation program design and administration, including evaluation of management performance and a regular review of our compensation programs and awards. Tiptree is managed by a management Executive Committee consisting of Michael G. Barnes, our Executive Chairman and Jonathan Ilany, our CEO. The Executive Committee is responsible for strategic planning, capital allocation among Tiptree’s business sectors, overseeing M&A activity and risk management. Our Executive Committee provides the CNG Committee with preliminary recommendations for compensation of the remaining NEOs other than those on the Executive Committee, to the extent there is discretion in making compensation decisions. However, the CNG Committee approves the compensation for all NEOs, including the Executive Chairman and CEO.

Below is a summary description of the Company’s significant compensation policies.

What We Do
✓	Pay for performance	✓	Use an independent compensation consultant
✓	Grant equity-based awards as a significant portion of our NEOs annual variable compensation	✓	Prohibit NEOs from shorting, pledging or hedging Tiptree stock
✓	Mitigate risk through a clawback policy	✓	CNG Committee reserves right to exercise negative discretion
✓	Individual grant limits under our omnibus equity plan

What We Don’t Do
✓	No perquisites to NEOs other than reimbursement of transportation costs	✓	No term employment, golden parachute or severance agreements with our NEOs (other than the CFO)
✓	No Section 280G or 409A tax gross-ups	✓	Limited guaranteed bonus arrangements with our NEOs (CFO and PAO)
✓	No defined benefit pensions or supplemental retirement programs	✓	No repricing of underwater stock options
✓	No recycling of shares used to pay the taxes on vested RSUs

We mitigate risk through a clawback policy contained in our Incentive Compensation Clawback Policy effective January 1, 2017. If the Company files an accounting restatement, then, with respect to any recipient of an award under the Company’s plans whose misconduct led to the restatement, the CNG Committee may, at its discretion, require any bonus (whether cash, RSUs or options) paid or granted to such recipient based on the incorrect financial statements, be repaid to the Company in an amount determined by the CNG Committee. In addition, any bonus (whether cash, RSUs or options) paid or granted to the recipient will be subject to clawback to the maximum extent required to comply with the Dodd-Frank Act.

Named Executive Officers

Our NEOs are the executive officers whose compensation is discussed in this CD&A and whose compensation is shown in the compensation tables in this proxy statement. For 2016, our NEOs are listed in the table below, which shows the base salary and incentive compensation awarded to our NEOs for their performance in 2016 in the manner it was considered by the CNG Committee. When we refer to compensation figures of our NEOs as it relates to 2016 in this CD&A we are referring to annual base salary paid in 2016,and cash bonuses and equity awards granted for 2016 performance but paid in early 2017.  These amounts differ from the numbers included in the Summary Compensation Table for 2016 since SEC rules require us to include the grant date fair value of equity awards based on the date of actual grant (so the awards shown for 2016, were based on 2015 performance).

Beginning in 2016 and for purposes of determining equity grants to our NEOs, our CNG Committee starts with a dollar amount (the “Par Value”) and determines the number of shares or options based on the volume weighted average price (the “VWAP”) of the Company's common stock for the 10 trading days prior to the grant date. As a result, the amounts presented below in 2016, with respect to the stock and option awards are the Par Value of such grants and will differ from their grant date fair values as presented for accounting purposes in the Summary Compensation Table.

For 2016, this presentation differs from that contained in the Summary Compensation Table in the following respects:

•
by showing the Par Value rather than the grant date fair value, as determined for accounting purposes, of the stock and option awards, which we grant in the first quarter following the fiscal year for which services are performed; and

•	by excluding the values reported in the “All Other Compensation” columns, because they are not tied to the NEO’s performance for the applicable year.

A similar methodology has been applied to reflect 2015 and 2014 compensation, which is included for each NEO in order to provide a basis for comparison, except that:

•
For 2014, with respect to equity grants to Messrs. Barnes and Ilany and for 2015 and 2014, with respect to equity grants to Mr. Rifkind and Ms. Wyatt, the CNG grant was not based on a Par Value calculated so the values presented are based on the grant date fair value as determined for accounting purposes but relate to the fiscal years in which they were earned.

For 2014-2016, Mr. Barnes was an employees of Tricadia. For 2014-2015, Ms. Wyatt was an employee of Tricadia. Accordingly, they were not directly compensated by Tiptree. This proxy statement describes payments, including incentive compensation, by Tiptree to Tricadia for Mr. Barnes’ and Ms. Wyatt’s services under a Transition Services Agreement (the “TSA”). See “Certain Relationships and Related Transactions - Transactions with Related Persons”.

Name and Title	Performance Year	Salary ($)	Cash Bonus ($)	Stock Awards(1) ($)	Option Awards ($)(1)	Total ($)
Michael G. Barnes(2) Executive Chairman	2016	$100,000	$1,278,492	$697,359	$348,680	$2,424,531
	2015	$100,000	$605,000	$330,000	$165,000	$1,200,000
	2014	$100,000	$—	$1,385,148	$—	$1,485,148
Jonathan Ilany(3) Chief Executive Officer	2016	$350,000	$2,045,587	$1,115,775	$557,888	$4,069,250
	2015	$350,000	$907,500	$495,000	$247,500	$2,000,000
	2014	$87,500	$—	$230,100	$—	$317,600
Sandra Bell(4) Chief Financial Officer	2016	$400,000	$500,000	$125,000	$—	$1,025,000
	2015	$200,000	$200,000	$100,000	$—	$500,000
Julia Wyatt(5) Chief Operating Officer	2016	$300,000	$380,000	$95,000	$—	$775,000
	2015	$350,000	$419,250	$170,100	$—	$939,350
	2014	$350,000	$372,250	$115,050	$—	$837,300
Neil C. Rifkind(6) Vice President, General Counsel and Secretary	2016	$375,000	$520,000	$130,000	$—	$1,025,000
	2015	$375,000	$400,000	$127,575	$—	$902,575
	2014	$375,000	$375,000	$126,555	$—	$876,555
Timothy Schott(7) Principal Accounting Officer	2016	$217,500	$296,000	$74,000	$—	$587,500

(1)
With respect to equity grants to Messrs. Barnes and Ilany for 2014 only and Ms. Wyatt and Mr. Rifkind for 2014 and 2015 only, such amounts represent the aggregate grant date fair value of stock/RSUs and stock options, which are generally granted in the first quarter after the performance year for which services are performed. For all other NEOs and periods presented, the Par Value of such equity grants is presented in these columns.

For purposes of calculating the grant date fair value, RSUs are valued using the closing price of our Class A Common Stock on the date of grant. We use the Black-Scholes model assuming 50% volatility to estimate our compensation cost for stock option awards. The underlying valuation assumptions for stock option awards are further disclosed in Note 20, Stock Based Compensation, to our consolidated financial statements in our 2016 Annual Report on Form 10-K. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Mr. Barnes does not receive compensation directly from Tiptree. See “Certain Relationships and Related Transactions — Transactions with Related Persons — Transition Services Agreement.” The stock and stock option award amount in performance years 2016 and 2015 represent the Par Value of such equity awards. The stock award in performance year 2014 consists of the grant date fair value of RSUs issued on January 5, 2015 that vest ratably over three years.

(3)
Mr. Ilany joined Tiptree on October 1, 2014. The stock and stock option award amount in performance years 2016 and 2015 represent the Par Value of such equity awards. The stock award in performance year 2014 consists of the grant date fair value of RSUs issued on January 5, 2015 that vest ratably over three years.

(4)
Ms. Bell joined Tiptree on July 1, 2015. Her stock award amounts in performance years 2016 and 2015 represents the Par Value of the RSU issuances on February 22, 2017 and January 4, 2016, respectively. All RSUs vest ratably over three years of the grant date. Her total compensation for performance year 2015 excludes the $410,400 grant date fair value of the shares and RSU issuance on her start date of July 1, 2015 to replace the equity foregone by her from her prior employer.

(5)
Ms. Wyatt was appointed Chief Operating Officer on January 1, 2016. For 2014 and 2015, Ms. Wyatt did not receive cash compensation directly from the Company. See “Certain Relationships and Related Transactions — Transactions with Related Persons — Transition Services Agreement.” The amounts listed under her 2014 and 2015 salary and bonus reflect the payments to Tricadia pursuant to the TSA and may not reflect the amounts she actually received from Tricadia. Her stock awards for performance year 2016 represent the Par Value of the RSU issuance on February 22, 2017 and her stock awards for performance years 2015 and 2014 represent the grant date fair value of her RSU issuances on January 4, 2016 and January 5, 2015, respectively. All RSUs vest ratably over three years of the grant date.

(6)
Mr. Rifkind joined Tiptree on July 8, 2013. His stock award for performance year 2016 represent the Par Value of the RSU issuance on February 22, 2017 and his stock awards for performance years 2015 and 2014 represent the grant date fair value of his RSU issuances on January 4, 2016 and January 5, 2015, respectively. All RSUs vest ratably over three years of the grant date.

(7)
Mr. Schott joined Tiptree on April 4, 2016. His stock award amount in performance year 2016 represents the Par Value of the RSU issuance on February 22, 2017, which vests ratably over three years of the grant date.

Use of Independent Compensation Consultant

The CNG Committee engaged CAP to serve as its independent compensation consultant. CAP received instructions from, and reported to, the CNG Committee on an independent basis. CAP was also authorized by the CNG Committee to share with and request and receive from management specified information in order to prepare for CNG Committee meetings.

The CNG Committee requested CAP’s advice on a variety of matters, including the design and amount of our executive compensation, compensation strategy, market comparisons, pay and performance alignment, the advisability of peer benchmarking, executive pay trends, compensation best practices, compensation-related legislative matters and related rulemaking, and compensation plan designs and modifications. The CNG Committee met with CAP, both with and without management, on several occasions during 2016, and also in early 2017 with respect to compensation decisions for 2016 performance. The CNG Committee assessed the independence of CAP pursuant to SEC and NASDAQ rules, and concluded that no conflict of interest exists that would prevent CAP from independently representing the CNG Committee. During 2016, CAP did not provide any services to the Company or its affiliates other than advising the CNG Committee on executive officer compensation.

The CNG Committee does not currently use benchmarking in making compensation decisions. In 2016, however, the CNG Committee reviewed compensation practices compiled by CAP with respect to the companies that operate in the same industries as the Company to provide a reference point for pay levels and practices.

2016 Company Performance

In 2016, Tiptree’s management oversaw several key developments, including:

•	Net income before non-controlling interests was $32.3 million, an increase from $8.8 million in 2015

•	Diluted earnings per share of $0.78, an increase from $0.17 in 2015

•	Adjusted EBITDA(1) of $78.9 million, an increase of 35.1%

•	Book value per share, as exchanged(1), of $10.14, an increase of 13.9%; when including dividends received the total return to shareholders was 15.1% for 2016

•	Returned $47.8 million to investors through $43.8 million of share buy-backs and $4.0 million of dividends

•	Taking steps to simplify Tiptree’s corporate structure, including by creating a consolidated group among Tiptree and its subsidiaries for U.S. federal income tax purposes effective January 1, 2016.
______________________________
(1) For a reconciliation to GAAP financials, see “Annex B: Non-GAAP Measures”

2016 Compensation Highlights

Compensation of our NEOs is largely driven by the financial and strategic performance of the Company. Total compensation of our NEOs in fiscal 2016 was $9.9 million. In approving the compensation program and awards for 2016, our CNG Committee considered a number of factors including, but not limited to, the responsibilities of the executives’ positions, the executives’ experience and contributions, the competitive marketplace for executive talent and corporate performance.

In fiscal 2016, total compensation of the current Executive Committee was $6.5 million and total compensation of the NEOs other than the Executive Committee was $3.4 million. Consistent with Tiptree’s pay for performance philosophy, NEO pay mix is heavily weighted toward variable, performance-based pay, which aligns a large portion of equity compensation to performance of the long term objectives of Tiptree. The charts below illustrate the fixed versus variable mix of compensation for NEOs in 2016. As seen in the illustration below, for 2016, only 7% of compensation was fixed for the current Executive Committee while 93% was variable, of which 42% was at risk. Only 38% of the compensation of the other current NEOs at year-end was fixed while 62% was variable, of which 12% was at risk.

Fixed compensation consists of salary, variable compensation consists of any award based on performance and CNG Committee determination (including negative discretion) and at-risk compensation consists of any cash or stock award subject to forfeiture.

2016 Compensation Program and Decisions

Consistent with our compensation philosophy, our 2016 compensation program had three elements: salary, performance-based annual cash incentive awards and annual long-term equity incentive awards. Although each element of compensation described below was considered separately, our CNG Committee made its determinations regarding each individual component of the compensation program in the context of the aggregate effect on total compensation for each NEO. For the NEOs, the incentive compensation for services in 2016 was paid in the first quarter of 2017. For 2014-2015, the Company made a partial payment of incentive compensation to the Executive Committee in December with a true up in the first quarter of the following year. Unless otherwise noted, the partial payment and true up amounts are reported on an aggregate basis for the year in which services were provided.

Base Salary

The CNG Committee’s philosophy is to maintain base salaries at a modest level and to use incentive compensation as the primary form of compensation. For 2016, the Executive Chairman was not compensated directly by Tiptree. The base salary amount below reflect the amounts paid by Tiptree to Tricadia under the TSA and may not reflect actual amounts received by the Executive Chairman. The 2016 base salaries and amounts paid under the TSA for the services of our NEOs were as follows:

Name	Base Salary/TSA/ASA Payment
Michael Barnes	$100,000 (under TSA) (1)
Jonathan Ilany	$350,000
Sandra Bell	$400,000
Julia Wyatt	$300,000
Timothy Schott	$290,000
Neil Rifkind	$375,000
Total	$1,815,000
Notes
(1) Reflects the payment to Tricadia pursuant to the TSA and may not reflect the amount Mr. Barnes actually received from Tricadia.

2016 Base salaries for NEOs and amounts paid under the TSA did not increase from 2015. The CNG Committee approved an increase in Mr. Ilany’s base salary to $600,000 from $350,000 effective January 1, 2017 to provide a competitive base salary level to CEOs of comparable organizations and relative to our other executive officers.

The amounts payable to Mr. Barnes under the TSA were fixed pursuant to the terms thereof. Base salaries for Messrs. Schott and Rifkind and Ms. Wyatt and Ms. Bell are based on competitive market rates for experienced executives of comparable organizations.

Initial Cash or Equity Grants

On a case by case basis, we make initial cash and/or equity grants to executives when our CNG Committee determines that it would be to the advantage and in the best interests of Tiptree and its stockholders to make these grants as an inducement to the executive to enter into the employ of Tiptree. For 2016, initial cash and equity grants were only made to Mr. Schott, Tiptree’s Principal Accounting Officer, who joined the Company on April 4, 2016. Tiptree granted Mr. Schott $100,000 in cash repayable if Mr. Schott is not employed by Tiptree on the one-year anniversary of his hire date and 55,768 RSUs with a grant date fair value of $310,070 that will vest ratably on March 10, 2017 and March 10, 2018, subject to his continuing employment with Tiptree as of the date of vesting. The sign-on cash and RSUs awarded to Mr. Schott was intended to replace equity that was foregone by him from his prior employer.

Incentive Compensation-Pool Determination

Our incentive compensation in 2016 consisted of performance-based annual cash incentive awards and annual long-term equity incentive awards. In late 2015 the CNG Committee adopted an incentive compensation program for 2016 that it believed would provide more transparency and greater alignment of management and stockholder’s interest. For 2016 the incentive compensation pool for NEOs is based on a percentage of Adjusted EBITDA prior to the incentive compensation of the Executive Committee, as presented in the Company’s SEC filings, subject to achievement of an Adjusted EBITDA in 2016 in an amount at least equal to or greater than half of the Adjusted EBITDA in 2015. In 2016 Adjusted EBITDA was $78.9 million, which is 135% of 2015 Adjusted EBITDA of $58.4 million so the performance target was satisfied.

Executive Committee

The CNG Committee established a 2016 incentive compensation pool for the Executive Committee that is equal to up to a maximum of 7.3125% of Adjusted EBITDA, allocated as follows:

Percentage of 2016 Adjusted EBITDA
	Minimum	Target	Maximum
Barnes Executive Chairman	1.6875%	2.25%	2.8125%
Ilany Chief Executive Officer	2.7%	3.6%	4.5%

In 2016 the CNG Committee determined to pay the maximum percentage to the Executive Committee due to the achievements described under “2016 Company Performance” above. For 2016 the incentive compensation pool for the members of the Executive Committee was allocated 55% in the form of cash, 30% in the form of RSUs with three-year cliff vesting and 15% in the form of performance-vested and time-vested options.

The RSUs vest on a change of control or an executive’s death or disability. All unvested RSUs will be forfeited on an executive’s voluntary termination or termination for Cause (as defined below). The RSUs continue to vest in the case of a termination without Cause. RSUs are credited with dividend equivalents from the date of grant through the settlement date. Dividend equivalents are paid in the same form (i.e. cash or stock) as the dividend and on the same dividend payment date as outstanding shares of stock. Details regarding these RSU and stock options are presented below under “—Incentive Compensation-Annual Long-term Equity Incentive Awards — Executive Committee.”

Other NEOs

For 2016 the CNG Committee established an incentive compensation pool for the NEOs other than the Executive Committee of up to a maximum of 4.5% of Adjusted EBITDA prior to the incentive compensation of the Executive Committee. In 2016 the CNG Committee awarded aggregate incentive compensation to the NEOs other than the Executive Committee in an amount equal to approximately 2.7% of Adjusted EBIDTA, in the aggregate, prior to the incentive compensation of the Executive Committee, which was less than the maximum. The actual bonus amount for each applicable executive were determined by the CNG Committee in its discretion in consultation with the Executive Committee, based 50% on the Company’s Adjusted EBITDA relative to the prior year and 50% on the CNG Committee’s qualitative assessment of individual performance for 2016 considering the NEOs role, leadership responsibilities and retention considerations. For each of the NEOs other than the Executive Committee in 2016, 80% of the incentive compensation is allocated in the form of cash and 20% in the form of RSUs that vest in equal annual installments over three years. Other than annual vesting rather than cliff vesting, the RSUs for the other NEOs will have the same terms as the RSUs granted to the Executive Committee, as described above.

Incentive Compensation-Performance-Based Annual Cash Incentive Awards

Executive Committee

For 2016, the performance-based annual cash incentive award allocation to the Executive Committee was 55% of the available incentive compensation pool for the Executive Committee (with the remaining 45% in the form of annual long-term equity awards as described below). The actual cash incentive awards earned by each member of the Executive Committee in 2016 were as follows:

The actual cash incentive awards earned by each member of the Executive Committee in 2016 were as follows:

Name	Annual Cash Incentive Award
Michael Barnes	$1,278,492 (under TSA) (1)
Jonathan Ilany	$2,045,587
Total	$3,324,079
(1) Reflects the payment to Tricadia pursuant to the TSA and may not reflect the amount Mr. Barnes actually received from Tricadia.

Other NEOs

For 2016, the Executive Committee made an annual cash incentive payout recommendation for the other NEOs, which was approved by the CNG Committee. In developing recommendations for the other NEOs, the Executive Committee considered the overall performance of Tiptree, as well as the individual performance of each other NEO. For the other NEOs in 2016, on an aggregate basis, annual cash incentives comprised 80% of the incentive compensation awarded with the remaining 20% consisting of RSUs vesting in three equal annual installments.

Name	Annual Cash Incentive Award
Sandra Bell	$500,000
Julia Wyatt	$380,000
Timothy Schott	$296,000
Neil Rifkind	$520,000
Total	$1,696,000

Incentive Compensation-Annual Long-term Equity Incentive Awards

For 2016, the annual long-term equity incentive award allocation to the Executive Committee was 45% of the available incentive compensation pool for the Executive Committee, consisting of 30% in the form of RSUs and 15% in the form of performance- and time-vested options. The number of RSUs granted was determined by dividing 30% of each Executive Committee member’s total dollar amount allocated to him under the 2016 incentive compensation pool by $6.3549, which was the volume weighted average price (the “VWAP”) of the Company's common stock for the 10 trading days prior to the grant date of February 22, 2017. The number of stock options was determined by dividing 15% of each Executive Committee member’s total dollar amount allocated to him under the 2016 incentive compensation pool by 25% of the VWAP.

Executive Committee

The following table describes the number of RSUs and options granted to the Executive Committee members for 2016.

Name	RSU Awards (1)	Option Awards (#)
Michael Barnes	109,736	219,472
Jonathan Ilany	175,577	351,155
Total	285,313	570,627
_________________
(1) 30,000 of the RSUs granted to each member of the Executive Committee provide that if shares are not available under the Company’s equity incentive plans in effect at the time the awards would otherwise vest, such RSUs will be settled in cash based on the fair market value of the Company’s common stock at the time of vesting.

The grant of RSUs and options was intended to provide significant alignment of the interests of the Executive Committee with other stockholders by providing the Executive Committee members with the ability to share in the appreciation of the Company’s stock.

RSUs vest in full at the end of three-years, subject to accelerated vesting on a change of control or the executive’s death or disability. All unvested RSUs will be forfeited on the executive’s voluntary termination of employment or termination of employment for Cause (as defined below). The RSUs continue to vest in the case of a termination of employment without Cause. RSUs are credited with dividend equivalents from the date of grant through the settlement date. Dividend equivalents are paid in the same form (i.e., cash or stock) as the dividend and on the same dividend payment date as outstanding shares of stock.

The performance-vesting criteria of the stock options are intended to incentivize the Executive Committee to take actions to close the gap between the Company’s as exchanged GAAP book value per share and stock trading price and to compensate the members of the Executive Committee only if they successfully raise the Company’s stock price over the long-term. The stock options also were intended to encourage the retention of the members of the Executive Committee through the time-vesting criteria.

The exercise price of the stock options granted on February 22, 2017 was $6.65, which was the closing stock price on the date of grant. Each of the stock options has a ten year term and is subject to the following performance- and time-based vesting criteria (each of which must be met for the stock option to vest):

Performance Vesting: Achievement at any time during the option term of a 20-day volume weighted average stock price plus the sum of actual cash dividends paid following issuance of the option that exceeds the December 31, 2016 as exchanged book value per share (which was $10.14).

Time Vesting: 1/3 on each of the third, fourth, and fifth anniversaries of the date of grant.

The time-vesting requirement of the options is waived upon a change of control, an executive’s death or disability or in the case of a termination of employment without Cause. If the option is assumed by a successor in a change of control, the option will remain outstanding and vest on achievement of the performance requirement. If the option is not assumed, the option will become immediately exercisable on a change of control. All unvested stock options will be forfeited on an executive’s voluntary termination of employment or termination of employment for Cause.

For purposes of the RSUs and stock options, “Cause” means any one of the following:

•	any event constituting “Cause” as defined in an employment agreement, if any, then in effect between the executive and the Company or any of its affiliates,

•	the executive's engagement in misconduct which is materially injurious to the Company or any of its affiliates,

•	the executive's failure to substantially perform his or her duties to the Company or any of its affiliates,

•	the executive's repeated dishonesty in the performance of his or her duties to the Company or any of its affiliates,

•
the executive's commission of an act or acts constituting any fraud against, or misappropriation or embezzlement from, the Company or any of its affiliates, a crime involving moral turpitude, or an offense that could result in a jail sentence of at least 30 days; or

•	the executive's material breach of any confidentiality or non-competition covenant entered into between the executive and the Company or any of its affiliates.

Other NEOs

For 2016 with respect to the remaining 20% of the available incentive pool, the Executive Committee made an annual long-term equity incentive recommendation for the other NEOs, which was approved by the CNG Committee. In developing recommendations for the other NEOs, the Executive Committee considered the overall performance of Tiptree, as well as the individual performance of each other NEO.

The following table describes the number of RSUs that vest annually in three equal installments, granted to the NEOs other than the Executive Committee for 2016.

Name	RSUs (#)
Sandra Bell	19,670
Julia Wyatt	14,949
Timothy Schott	11,645
Neil Rifkind	20,457
Total	66,721

Other than annual vesting over three years from the grant date rather than cliff vesting, the RSUs for the other NEOs have the same terms as the RSUs that were granted to the Executive Committee, as described above.

Tax Deductibility of NEO Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its Chief Executive Officer and its three most highly compensated NEOs (other than the Chief Executive Officer and Chief Financial Officer). Certain types of performance-based compensation may qualify as exempt from the $1 million limit. Performance-based compensation generally includes only those payments that are contingent upon the achievement of pre-established performance objectives and excludes any fixed or guaranteed payments. One of the factors that we may consider in structuring and determining the compensation for our NEOs is the deductibility of such compensation under Section 162(m) to the extent applicable. However, this consideration is balanced with our primary goal of structuring compensation programs to attract, reward, motivate and retain highly talented executives. Our CNG Committee may approve compensation arrangements for our NEOs that are not fully deductible under Section 162(m) after taking into account several factors, including our ability to utilize deductions based on projected taxable income, and specifically reserves the right to do so.

Response to Say on Pay Advisory Vote and Stockholder Feedback

At our 2014 Annual Meeting of Stockholders, our advisory vote to approve compensation of our NEOs received the support of 99.87% of the votes cast. Our management met with several of our largest stockholders in 2016 and communicated stockholder feedback and comments to our CNG Committee, who considered that information in making 2016 compensation decisions.

COMPENSATION COMMITTEE REPORT

The CNG Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Tiptree’s proxy statement on Schedule 14A filed with the SEC.

Submitted by the Compensation Committee

Paul M. Friedman, Chair
Lesley Goldwasser
John E. Mack
Bradley E. Smith

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and/or Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation
The following table sets forth information regarding the compensation approved to be paid to our NEOs for services in 2016, 2015 and 2014. The footnotes to these tables provide important information to explain the values presented in the tables and are an important part of our disclosures.
Except where otherwise noted, the equity awards shown in our Summary Compensation Table and Grants of Plan-Based Awards table for the fiscal year 2016 were granted in January 2016 in respect of services performed in 2015. Equity awards in respect of services performed in 2016 that were granted in February 2017 do not appear in the Summary Compensation Table or Grants of Plan-Based Awards table in accordance with SEC rules. Please refer to the Compensation Discussion and Analysis in this proxy statement for a further discussion of these awards.
We have included a separate table in “Compensation Discussion and Analysis—Named Executive Officers” which shows the base salary and incentive compensation awarded to our NEOs for their performance in 2014, 2015 and 2016 in the manner it was considered by the CNG Committee.
Summary Compensation Table

Name and Title	Year	Salary($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compe-nsation (2)	All Other Compe-nsation ($)		Total ($)
Michael G. Barnes(3) Executive Chairman	2016	$100,000	$—		$285,814	$263,525	$1,278,492	$		$1,927,831
	2015	$100,000	$—		$1,385,148	$—	$605,000			$2,090,148
	2014	$100,000	$—		$1,620,003	$—	$—	$—		$1,720,003
Jonathan Ilany(4) Chief Executive Officer	2016	$350,000	$—		$428,724	$395,286	$2,045,587	$22,875	(9)	$3,242,472
	2015	$350,000	$—		$230,100	$—	$907,500	$32,476	(9)	$1,520,076
	2014	$87,500	$—		$—	$—	$—	$—		$87,500
Sandra Bell(5) Chief Financial Officer	2016	$400,000	$200,000	(10)	$86,331	$—	$300,000	$—		$986,331
	2015	$200,000	$100,000	(10)	$410,400	$—	$100,000	$—		$810,400
Julia Wyatt(6) Chief Operating Officer	2016	$300,000	$—		$170,100	$—	$380,000	$—		$850,100
	2015	$350,000	$—		$115,050	$—	$419,250	$—		$884,300
	2014	$350,000	$—		$50,002	$—	$372,250	$—		$772,252
Neil C. Rifkind(7) VP, General Counsel and Secretary	2016	$375,000	$—		$127,575	$—	$520,000	$—		$1,022,575
	2015	$375,000	$—		$126,555	$—	$400,000	$—		$901,555
	2014	$375,000	$—		$—	$—	$375,000	$—		$750,000
Timothy Schott(8) Principal Accounting Officer	2016	$217,500	$100,000	(11)	$310,070	$—	$296,000			$923,570

(1)
Represents aggregate grant date fair value of RSUs and stock options computed in accordance with FASB ASC Topic 718. RSUs are valued using the closing price of our Class A Common Stock on the date of grant. We use the Black-Scholes model assuming 50% volatility to estimate our compensation cost for stock option awards. The underlying valuation assumptions for stock option awards are further disclosed in Note 20, Stock Based Compensation, to our consolidated financial statements in our 2016 Annual Report on Form 10-K. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Represents the dollar value of cash incentive awards earned in the performance year.

(3)
Mr. Barnes does not receive compensation directly from Tiptree. Tiptree pays $100,000 per year plus incentive compensation to Tricadia for Mr. Barnes’ services as Executive Chairman of Tiptree under a TSA between Tiptree and Tricadia. See “Certain Relationships and Related Transactions — Transactions with Related Persons — Transition Services Agreement.” Mr. Barnes is a partner in Tricadia and the December 31 closing price value of shares received by Mr. Barnes from Tricadia in a distribution of shares of Class A common stock in accordance with Mr. Barnes’ interests in Tricadia was $544,739 for 2014 and $174,050 for 2015. The stock options received by Tricadia, which are not yet exercisable, in 2015 and 2016 and the RSUs received by Tricadia in 2016, which have not yet vested, have not been distributed so all are beneficially attributed to Mr. Barnes. Mr. Barnes disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(4)
Mr. Ilany joined Tiptree on October 1, 2014. His stock award amount in 2015 and 2016 represent the grant date fair value of the RSU issuances on January 5, 2015 and RSU and Class A common stock issuances on January 4, 2016, respectively. Mr. Ilany was not granted any stock awards in 2014. His 2015 RSUs vest ratably over three years of the grant date.

(5)
Ms. Bell joined Tiptree on July 1, 2015. Her stock award amount in 2015 and 2016 represent the grant date fair value of RSU issuances on July 1, 2015 and January 4, 2016, respectively. All of her RSUs vest ratably over three years of the grant date. Her 2015 stock awards were granted to replace the equity foregone by her from her prior employer.

(6)
Ms. Wyatt was appointed Chief Operating Officer on January 1, 2016. For 2014 and 2015, Ms. Wyatt did not receive cash compensation directly from the Company; Tiptree paid Tricadia for Ms. Wyatt’s services and certain other finance/accounting personnel under the TSA between Tiptree and Tricadia. See “Certain Relationships and Related Transactions — Transactions with Related Persons — Transition Services Agreement.” The amounts listed under her 2014 and 2015 salary and bonus reflect the payments to Tricadia pursuant to the TSA and may not reflect the amounts she actually received from Tricadia. Her stock award represents the grant date fair value of RSU issuances on February 22, 2017, January 4, 2016 and January 5, 2015 for fiscal 2016, 2015 and 2014, respectively. All RSUs vest ratably over three years of the grant date. Her stock award amount excludes shares of Class A common stock received by Ms. Wyatt as a limited partner in Tricadia in a pro rata distribution in accordance with Ms. Wyatt’s interests in Tricadia.

(7)
Mr. Rifkind joined Tiptree on July 8, 2013. His stock award amount in 2015 and 2016 represent the grant date fair value of the RSU issuances on January 5, 2015 and January 4, 2016, respectively. Mr. Rifkind was not granted any stock awards in 2014. All of his RSUs vest ratably over three years of the grant date.

(8)
Mr. Schott joined Tiptree on April 4, 2016. His stock award amount in 2016 represents the grant date fair value of RSUs that vest ratably on March 10, 2017 and 2018 and were granted to replace the equity foregone by him from his prior employer.

(9)
Mr. Ilany’s $22,875 and $32,476 of other compensation in 2016 and 2015 consists of travel reimbursements of $11,815 and $16,774, respectively and reimbursement for taxes associated with such travel reimbursements of $11,060 and $15,702, respectively.

(10)
Per the terms of her employment agreement, for 2015 and 2016, Ms. Bell is guaranteed a minimum bonus equal to her annual salary (pro-rated for 2015), which shall be paid 50% in cash and 50% in RSUs (unless otherwise waived by her and the CNG Committee).

(11)	Represents a signing bonus, paid in cash.

Grants of Plan-Based Awards

The following table provides additional information about non-equity and equity-based awards granted to our NEOs during the year ended December 31, 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value(2) ($)
Michael G. Barnes(3)	1/4/2016	$—	$—	45,679	91,359	$5.67	$497,843
	3/10/2016	$—	$—	4,568	9,136	$5.87	$51,496
Jonathan Ilany(4)	1/4/2016	$—	$—	68,519	137,038	$5.67	$746,766
	3/10/2016	$—	$—	6,852	13,704	$5.87	$77,244
Sandra Bell	1/4/2016	$—	$—	15,226	—	—	$86,331
Julia Wyatt	1/4/2016	$—	$—	30,000	—	—	$170,100
Neil C. Rifkind	1/4/2016	$—	$—	22,500	—	—	$127,575
Timothy Schott	4/5/2016	$—	$—	55,768	—	—	$310,070

(1)
Represents the cash bonus component of incentive compensation to our NEOs. Please see the Compensation Discussion and Analysis included in last year's proxy statement for a discussion about the prior methodology (referred to as the “50% Methodology”), used in 2015 for awards granted in 2016, by the CNG Committee to determine the incentive compensation pool for executive officers, including the Executive Committee. The prior methodology did not establish a target or maximum threshold of payouts for non-equity incentive plan awards so such columns have been left blank. See the Summary Compensation Table above for actual payments to our NEOs in 2016.

(2)
Represents aggregate grant date fair value of RSUs and stock options computed in accordance with FASB ASC Topic 718. RSUs are valued using the closing price of our Class A Common Stock on the date of grant. We use the Black-Scholes model assuming 50% volatility to estimate our compensation cost for stock option awards. The underlying valuation assumptions for stock option awards are further disclosed in Note 20, Stock Based Compensation, to our consolidated financial statements in our 2016 Annual Report on Form 10-K. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)
As incentive compensation approved by the CNG Committee for Mr. Barnes’ services as Executive Chairman under the TSA, on January 4, 2016 and March 10, 2016, Tricadia was granted 45,679 and 4,568 Class A shares, respectively, and stock options (the “Stock Options”) to purchase 91,359 and 9,136 shares of Class A common stock of the Company, respectively, subject to the terms of a Stock Option

Agreement. Exercise of the Stock Options are subject to both (1) a time-based vesting requirement with one-third vesting each of the third, fourth and fifth anniversary of the grant date of the Stock Option and (2) a performance-based vesting requirement that, at any time during the option term, the 20-day volume weighted average stock price of the Company's Class A common stock exceeds $8.96, which was the book value per share as of December 31, 2015. The Stock Option will expire on the earlier of (1) the ten-year anniversary of the grant date of the Stock Option and (2) the date of the termination of Michael Barnes’ service with the Company for Cause (as defined in the Stock Option Agreement) or Michael Barnes’ voluntary termination of service with the Company.

(4)
On January 4, 2016 and March 10, 2016, Jonathan Ilany was granted 68,519 and 6,852 shares of Class A common stock, respectively, and Stock Options to purchase 137,038 and 13,704 shares of Class A common stock of the Company, respectively, subject to the terms of a Stock Option Agreement. Exercise of the Stock Options are subject to both (1) a time-based vesting requirement with one-third vesting each of the third, fourth and fifth anniversary of the grant date of the Stock Option and (2) a performance-based vesting requirement that, at any time during the option term, the 20-day volume weighted average stock price of the Company's Class A common stock exceeds $8.96, which was the book value per share as of December 31, 2015. The Stock Option will expire on the earlier of (1) the ten-year anniversary of the grant date of the Stock Option and (2) the date of the termination of Jonathan Ilany's service with the Company for Cause (as defined in the Stock Option Agreement) or Jonathan Ilany's voluntary termination of service with the Company.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth outstanding unexercised stock options and unvested RSUs held by our NEOs as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)
Michael G. Barnes	—	—	91,359	$5.67	1/4/2026	—	—
			9,136	$5.87	3/10/2026
Jonathan Ilany	—	—	137,038	$5.67	1/4/2026	20,000	$123,000
			13,704	$5.87	3/10/2026
Sandra Bell	—	—	—	—	—	42,400	$260,760
Julia Wyatt	—	—	—	—	—	40,000	$246,000
Neil C. Rifkind	—	—	—	—	—	33,500	$206,025
Timothy Schott	—	—	—	—	—	55,768	$342,973

____________________

(1)	Based on the Class A common stock closing price of $6.15 on December 30, 2016.
Option Exercises and Stock Vested
The following table sets forth information with respect to our NEOs regarding option exercises and shares acquired pursuant to vesting of RSUs in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Michael G. Barnes	—	—	—	—
Jonathan Ilany	—	—	10,000	$56,700
Sandra Bell	—	—	—	—
Julia Wyatt	—	—	8,733	$49,516
Neil C. Rifkind	—	—	5,500	$31,185
Timothy Schott	—	—	—	—

______________________
(1)Based on the Class A common stock closing price of $5.67 on January 4, 2016, the date such RSUs vested in 2016.

Equity Compensation
The CNG Committee, may, from time to time, grant equity awards pursuant to our equity plans that are designed to align the interests of our executive officers with those of our stockholders, by allowing our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. The equity awards granted to our executive officers are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to attract, motivate and retain talented individuals.

Set forth below is certain information, as of December 31, 2016, regarding equity compensation that has been approved by stockholders:

Equity compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price	Number of securities remaining available for issuance under plan
Manager plan(1)	—	N/A	134,629
2013 equity plan	—	N/A	961,650
(1) No shares have been issued since March 30, 2012 from this plan and no future issuances are expected from this plan.

Potential Payments to Named Executive Officers Upon Termination or Change in Control
If Mr. Ilany is terminated without cause, then Mr. Ilany will be entitled, subject to the execution of a general release, to (i) his earned but unpaid base salary, any unreimbursed business expenses and any rights or benefits to which Mr. Ilany is entitled under the terms of any employee benefit plan; (ii) earned but unpaid bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs; and (iii) the pro rata amount up to the date of termination of bonuses and other incentive compensation that would have been payable with respect to the performance period that ends in the calendar year in which the termination occurs.
If Mr. Ilany’s employment were terminated without cause as of December 31, 2016, he would have been entitled to receive a total severance of $3,719,249, which represents his incentive compensation for services performed in 2016.
If Ms. Bell is terminated without cause or due to her disability, death, or resignation for Good Reason (as defined in the Bell Employment Agreement), then, subject to the execution of a general release, Ms. Bell will be entitled to (i) a lump sum severance payment in an amount equal to her base salary (reduced in the case of death or disability by any amounts payable under an employer sponsored plan); (ii) any earned but unpaid annual bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs, payable solely in cash; (iii) a pro rata annual bonus with respect to the performance period that ends in the calendar year in which the termination occurs, payable solely in cash; (iv) full vesting of any then outstanding unvested equity awards; and (v) subject to her timely election of COBRA, payment of the cost of her COBRA premiums above the active employee rate through the earlier of 12 months and her becoming eligible for comparable coverage with a subsequent employer.
If Ms. Bell’s employment were terminated without cause as of December 31, 2016, she would have been entitled to receive a total severance of $1,025,000, which represents her base salary of $400,000 and incentive compensation of $625,000 for services performed in 2016. Her 42,400 unvested RSUs, with a market value of $260,760 based on the Company’s closing stock price as of December 31, 2016, would also become fully vested.
Except for Mr. Ilany and Ms. Bell, none of our other NEOs are entitled to any payments upon a termination or change in control.

Employment Arrangements
All of our current executive officers have employment arrangements that include non-compete, non-solicitation, non-disparagement and confidentiality provisions during their employment and for a specified period of time following the date of termination. In addition, below is a brief description of the material terms of our current executive officers’ employment arrangements.
Michael Barnes - Executive Chairman
The services of Michael G. Barnes, our Executive Chairman are provided by Tricadia to the Company pursuant to the TSA described under “Certain Relationships And Related Transactions — Transactions with Related Persons — Transition Services Agreement.”
Jonathan Ilany - Chief Executive Officer
Tiptree Asset Management Company, LLC (“TAMCO”), a subsidiary of the Company and Mr. Ilany entered into an Executive Employment Agreement dated as of October 1, 2014 (as amended, the “Ilany Employment Agreement”). Pursuant to the Ilany Employment Agreement, Mr. Ilany will receive compensation for serving as Chief Executive Officer of Tiptree and Operating Company, consisting of an initial annual base salary of $350,000 ($600,000 effective January 1, 2017) and a discretionary annual cash bonus in an amount set by the CNG Committee. Performance based compensation will be conditional upon, and in relationship to, Tiptree achieving its own performance objectives with regard to growth and profitability. Mr. Ilany is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.
There is no definite term under the Ilany Employment Agreement, and the Company may terminate Mr. Ilany at any time upon approval of Tiptree’s board of directors. If Mr. Ilany is terminated without cause, then Mr. Ilany will be entitled, subject to the execution of a general release, to certain payments as described in more detail below in — “Potential Payments to Named Executive Officers Upon Termination or Change in Control.”
Sandra Bell - Chief Financial Officer
TAMCO and Ms. Bell entered into an Executive Employment Agreement dated as of June 12, 2015 (the “Bell Employment Agreement”). Pursuant to the Bell Employment Agreement, Ms. Bell will receive an annual base salary of $400,000 and will be eligible to receive an annual bonus. For the fiscal years 2015, 2016 and 2017, her annual bonus will be a minimum of 100% of her base salary (pro-rated for fiscal year 2015). Thereafter, Ms. Bell is eligible to receive an annual bonus in an amount determined by the CNG Committee of Tiptree’s board of directors. Any annual bonus for the fiscal years 2015 and 2016 will be paid 50% in cash and 50% in RSUs. Any annual bonus for the fiscal year 2017 and thereafter may be paid in cash and RSUs, but at least 50% in cash.

The Bell Employment Agreement provides that, on July 1, 2015 (the “Commencement Date”), Ms. Bell received grants of (i) 15,000 restricted shares of Tiptree's Class A common stock that vest at grant, but subject to forfeiture if she resigns without Good Reason (as defined in the Employment Agreement) prior to the one-year anniversary of the Commencement Date, and (ii) RSUs for a number of shares of Tiptree's Class A common stock with a value on the Commencement Date equal to $300,000, that vest equally on each of the one-year, two-year and three-year anniversaries of the Commencement Date.    There is no definite term under the Bell Employment Agreement, and the Company may terminate Ms. Bell at any time upon approval of Tiptree’s board of directors. If Ms. Bell's employment is terminated without Cause (as defined in the Bell Employment Agreement) or due to her having a disability, her death, or due to her resignation for Good Reason (as defined in the Bell Employment Agreement), then, subject to the execution of a general release, Ms. Bell will be entitled to certain payments as described in more detail below in — “Potential Payments to Named Executive Officers Upon Termination or Change in Control.”
Neil Rifkind - Vice President, General Counsel and Secretary
TAMCO and Mr. Rifkind entered into an employment letter dated as of June 17, 2013 (the “Rifkind Employment Letter”). Pursuant to the Rifkind Employment Letter, Mr. Rifkind will receive compensation for serving as Vice President, General Counsel and Secretary of Tiptree, Operating Company and TFP, consisting of an initial annual base salary of $375,000 and an annual cash bonus in an amount determined by the CNG Committee based on the recommendation of the Executive Committee’s achievement of specific annual corporate performance objectives as determined by the CNG Committee. The Rifkind Employment Letter provides that Mr. Rifkind is an employee at will and that either Tiptree or Mr. Rifkind may terminate the employment relationship at any time and for any reason, with or without cause.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More Than 5% of Common Stock and Directors and Named Executive Officers
The following table sets forth the beneficial ownership of our Class A common stock, as of March 31, 2017, for: (1) each person known to us to be the beneficial owner of more than 5% of our Class A outstanding common stock; (2) each of our directors and nominees for director; (3) each of our NEOs; and (4) our directors, nominees for director and current executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.
The percentage ownership data is based on 28,492,401 shares of our Class A common stock, which is equal to the 34,988,864 shares of our Class A common stock issued and outstanding as of March 31, 2017 less the 6,496,463 shares of Class A common stock are held by our subsidiaries. We also have issued and outstanding 8,049,029 shares of Class B common stock that generally vote together on all matters with the Class A common stock. All of the Class B common stock is owned by TFP. Pursuant to the limited liability company operating agreement of the Operating Company, from and after July 1, 2014, on a monthly basis, TFP’s limited partners other than Tiptree may directly exchange TFP partnership units for Class A common stock of Tiptree (at a rate of 2.798 shares of Class A common stock per TFP partnership unit, subject to certain conditions and limitations). An equal number of Class B shares are canceled when Class A shares are issued in exchanges, with the result that the total number of shares entitled to vote is not affected by exchanges. As of March 31, 2017, TFP owns 100% of Operating Company and Tiptree owns approximately 81% of TFP. The percentage of TFP (and therefore Operating Company) owned by Tiptree may increase in the future to the extent TFP limited partners exchange their limited partnership units of TFP for Class A common stock of Tiptree.
If all of the limited partners of TFP were to elect to redeem their partnership units for Class A common stock, an additional 8,049,029 shares of our Class A common stock would be issuable (excluding 3,767,034 shares of Class A common stock issuable upon redemption of Operating Company units issuable upon exercise of warrants and options to acquire partnership units). In addition, TFP owns a warrant to acquire 652,500 shares of Class A common stock at $11.33 per share. For the officers, directors and affiliates, we have included information regarding Class A common stock issuable upon redemption of Operating Company units as beneficially owned.
In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the business address for each beneficial owner listed below is c/o Tiptree Inc., 780 Third Avenue, 21st Floor, New York, New York 10017.
There can be no assurance that the persons listed below will choose to redeem TFP units for shares of Class A Common stock in the table below.

Name	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock
Greater than 5% Stockholders
Michael G. Barnes(1)	12,918,033	34.48%
Tiptree Financial Partners L.P.(2)	12,468,563	30.44%
Arif Inayatullah(3)	9,630,589	25.73%
TFPLP Holdings I LLC(4)	4,865,529	14.59%
Dimensional Fund Advisors LP(5)	2,569,061	9.02%
Bank of America Corporation(6)	2,329,811	8.18%
Nomura Securities Co., Ltd(7)	2,273,701	7.98%
TFPLP Holdings III LLC(8)	1,942,590	6.38%

Directors, Director Nominees, and Officers
Michael G. Barnes(1)	12,918,033	34.48%
Paul M. Friedman	6,792	*
Lesley Goldwasser	11,132	*
Jonathan Ilany(9)	147,432	*
John E. Mack	9,237	*
Richard A. Price**	19,161	*
Bradley E. Smith(10)	88,527	*
Sandra Bell(11)	5,662	*
Neil C. Rifkind(12)	20,505	*
Timothy Schott(13)	27,884	*
Julia Wyatt(14)	99,168	*
All Directors and Executive Officers as a Group (10 Persons) **	13,334,372	35.53%

*	The percentage of shares beneficially owned does not exceed one percent of the total shares of our Class A common stock outstanding.
**	Mr. Price's tenure with the Company ceased in 2016. His share ownership amounts are based on his ownership as of the last date of his tenure with the Company.

(1)
Mr. Barnes is deemed to beneficially own 12,918,033 shares of Class A common stock consisting of 3,867,270 shares of Class A common stock over which Mr. Barnes has sole voting and dispositive power, 652,500 shares of Class A common stock issuable pursuant to a warrant owned by TFP over which Mr. Barnes has shared voting and dispositive power, 50,247 shares of Class A common stock held by Tricadia Holdings, L.P. over which Mr. Barnes has shared voting and dispositive power, 28,977 shares of Class A common stock held by TFPLP Holdings I LLC (“TFPLP I”) over which Mr. Barnes has shared voting and dispositive power, 4,907,343 shares of Class A common stock issuable in redemption of TFP partnership units owned by TFPLP I and TFPLP Holdings III LLC (“TFPLP III”) over which Mr. Barnes has shared voting and dispositive power and 3,411,696 shares of Class A common stock issuable upon exercise of warrants owned by TFPLP I and TFPLP III over which Mr. Barnes has shared voting and dispositive control. Mr. Barnes disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(2)
The shares issuable upon redemption consists of 8,049,029 shares of Class A common stock issuable upon redemption by TFP of membership units of Operating Company owned by it and 4,419,534 shares of Class A common stock issuable upon exercise of warrants held by TFP.

(3)
Mr. Inayatullah is deemed to beneficially own 9,630,589 shares of Class A common stock consisting of 615,031 shares of Class A common stock over which Mr. Inayatullah has sole voting and dispositive power, 617,295 shares of Class A common stock issuable in redemption of TFP partnership units over which Mr. Inayatullah has sole voting and dispositive control, 50,247 shares of Class A common stock held by Tricadia Holdings, L.P. over which Mr. Inayatullah has shared voting and dispositive power, 28,977 shares of Class A common stock held by TFPLP I over which Mr. Inayatullah has shared voting and dispositive power, 4,907,343 shares of Class A common stock issuable in redemption of TFP partnership units owned by TFPLP I and TFPLP III over which Mr. Inayatullah has shared voting and dispositive control and 3,411,696 shares of Class A common stock issuable upon exercise of warrants owned by TFPLP I and TFPLP III over which Mr. Inayatullah has shared voting and dispositive control. Mr. Inayatullah disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(4)
Consists of 3,569,509 shares of Class A common stock issuable in redemption of TFP partnership units owned by TFPLP I and 1,296,020 shares of Class A common stock issuable in redemption upon exercise of warrants to acquire TFP partnership units owned by TFPLP I. Mr. Barnes and Mr. Inayatullah have shared voting and dispositive control over the securities beneficially owned by TFPLP I.

(5)	Based on the Schedule 13G filed on February 9, 2017, based on Class A common stock held on December 31, 2016. The mailing address for this reporting person is 6300 Bee Cave Road, Austin, Texas, 78746.

(6)
Based on the Schedule 13G filed on February 14, 2017, by Bank of America Corporation on behalf of itself and its wholly owned subsidiaries, Merrill Lynch Pierce Finner & Smith, Inc., Bank of America N.A. and Blue Ridge Investments, LLC, based on Class A common stock held on December 31, 2016. The mailing address of this reporting person is Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, NC 28255.

(7)	Based on the Schedule 13G filed on March 28, 2017. The mailing address of this reporting person is 1-9-1 Nihonbashi Chuo-ku, Tokyo 103-8645, Japan.

(8)
Consists of 1,337,834 shares of Class A common stock issuable in redemption of TFP partnership units owned by TFPLP III and 604,756 shares of Class A common stock issuable in redemption upon exercise of warrants to acquire TFP partnership units. Mr. Barnes and Mr. Inayatullah have shared voting and dispositive control over the securities beneficially owned by TFPLP III.

(9)
Excludes 194,135 shares of Class A common stock held at the Ilany Family Exempt Trust. Also excludes the remaining 10,000 RSUs, which were granted to Mr. Ilany on January 5, 2015 and represent the right to receive shares of Class A common stock pursuant to the Company’s equity plan. Such RSUs will vest on January 3, 2018 upon continuous employment until such date, subject to certain terms contained in Mr. Ilany’s award agreement. Mr. Ilany has directed that the shares to be issued upon vesting of such RSUs be issued to the Ilany Family Exempt Trust. Mr. Ilany has no control over nor pecuniary interest in the Ilany Family Exempt Trust.

(10)	Includes 63,738 shares of Class A common stock owned by Kahala Capital Advisors LLC (“Kahala”). Mr. Smith is a principal of Kahala.

(11)
Excludes 19,670 RSUs, which were granted to Ms. Bell on February 22, 2017 and will vest annually in three equal installments on each of February 22, 2018, 2019 and 2020 upon continuous employment from the grant date until such date, subject to certain terms contained in Ms. Bell’s award agreement. Also excludes the remaining 10,151 RSUs which were granted on January 4, 2016 and will vest annually in two equal installments on each of January 4, 2018 and 2019 as well as the remaining 27,174 RSUs which were granted on July 1, 2015 and will vest annually in two equal installments on each of July 1, 2017 and 2018, both of which are subject to Ms. Bell’s upon continuous employment from the grant date until such date and subject to certain terms contained in Ms. Bell’s award agreements.

(12)
Excludes 20,457 RSUs, which were granted to Mr. Rifkind on February 22, 2017 and will vest annually in three equal installments on each of February 22, 2018, 2019 and 2020 upon continuous employment from the grant date until such date, subject to certain terms contained in Mr. Rifkind’s award agreement. Also excludes the remaining 15,000 RSUs, which were granted to Mr. Rifkind on January 4, 2016 and will vest annually in two equal installments on each of January 4, 2018 and 2019 as well as the remaining 5,500 RSUs, which were granted to Mr. Rifkind on January 5, 2015 which will vest on January 3, 2018, both of which are subject to Mr. Rifkind’s continuous employment from the grant date until such date and subject to certain terms contained in Mr. Rifkind’s award agreements.

(13)
Excludes 11,645 RSUs, which were granted to Mr. Schott on February 22, 2017 and will vest annually in three equal installments on each of February 22, 2018, 2019 and 2020 upon continuous employment from the grant date until such date, subject to certain terms contained in Mr. Schott’s award agreement. Also excludes the remaining 27,884 RSUs, which were granted to Mr. Schott on April 5, 2016 and will vest on March 10, 2018 upon continuous employment and subject to certain terms contained in Mr. Schott’s award agreement.

(14)
Excludes 14,945 RSUs, which were granted to Ms. Wyatt on February 22, 2017 and will vest annually in three equal installments on each of February 22, 2018, 2019 and 2020 upon continuous employment from the grant date until such date, subject to certain terms contained in Ms. Wyatt’s award agreement. Also excludes the remaining 20,000 RSUs, which were granted to Ms. Wyatt on January 4, 2016, which will vest annually in two equal installments on each of January 4, 2018 and 2019 as well as the remaining 5,000 RSUs, which were granted to Ms. Wyatt on January 5, 2015, which will vest on January 3, 2018, both of which are subject to Ms. Wyatt’s continuous employment from the grant date until such date, subject to certain terms contained in Ms. Wyatt’s award agreement.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis except that Mr. Barnes filed a Form 4 late with respect to his purchase of Tiptree shares in the open market on January 10, 2017 and March 22, 2017, pursuant to a Rule 10b5-1 trading plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures with Respect to Related Party Transactions
Pursuant to the Related Person Transaction Policy set forth in the Charter of the Audit Committee of the Board of Directors, the “Related Person Transaction Policy” requires that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or more of our outstanding stock) had or will have a direct or indirect material interest) shall be subject to pre-approval or ratification by the Audit Committee in accordance with the following procedures. No related party transaction shall be approved or ratified if such transaction is contrary to our best interests.
Each party to a potential related party transaction is responsible for notifying our Chief Compliance Officer (or such other person as the Audit Committee may require) of the potential related person transaction in which such person or any immediate family member of such person may be directly or indirectly involved as soon as he or she becomes aware of such transaction. Except in circumstances where such transaction is expected to qualify as an ordinary course transaction (generally: (i) transactions that occur between the Company or any of its subsidiaries and an entity for which any related person serves as an executive officer, partner, principal, member or any similar executive or governing capacity; (ii) an ordinary course transaction in which such related person has an economic interest that does not afford such related person control over such entity on terms and conditions no less favorable to the Company; or (iii) immaterial relationships and transactions in the Instructions to Item 404(a) of Regulation S-K of the Securities Act), such notification should be made prior to the time that the transaction is entered into and such notice shall provide the Chief Compliance Officer (or such other person) a reasonable opportunity, under the circumstances, for the required review of such transaction to be conducted before execution. Our Chief Compliance Officer (or such other person) will determine whether the transaction should be submitted to the Audit Committee for consideration. Unless the Audit Committee otherwise determines after having been notified, any proposed transaction directly between the Company and any related party transaction should be reviewed and approved by the Audit Committee prior to the time that such transaction is entered into.
While our Chief Compliance Officer (or other person) should be notified of any related party transaction that is expected to qualify as an ordinary course transaction, ordinary course transactions shall not be related person transactions and do not require Audit Committee approval under our Related Person Transactions Policy. Our Chief Compliance Officer (or such other person) shall be responsible for making the initial determination as to whether any transaction appears to be within the scope required to be disclosed pursuant to Item 404(a) of Regulation S-K or whether such transaction is, in fact, an ordinary course transaction and must take all reasonable steps to ensure that all related party transactions or any series of similar transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K are presented to the Audit Committee for pre-approval or ratification, if required under the Charter of the Audit Committee, at such Committee’s next regularly scheduled meeting, or by consent in lieu of a meeting if deemed appropriate.

The Audit Committee shall review and assess the adequacy of our related party transaction policy and procedures annually and adopt any changes it deems necessary. Annually, each of our executive officers and directors shall acknowledge their familiarity and compliance with our Related Person Transaction Policy.

Transactions with Related Persons

Tricadia Holdings, L.P.

On June 30, 2012, TAMCO, TFP and Tricadia Holdings LP (Tricadia) entered into a transition services agreement (TSA) in connection with the internalization of the management of Tiptree. Pursuant to the TSA, Tricadia provides the Company with the services of its Executive Chairman as well as certain administrative and information technology. The TSA was assigned to the Company in connection with the Contribution Transactions. The Company pays Tricadia specified prices per service which are detailed in the table below.

Mariner Investment Group LLC

TFP and Back Office Services Group, Inc. (BOSG) entered into an administrative services agreement on June 12, 2007 (Administrative Services Agreement), which was assigned to Tiptree on July 1, 2013 in connection with the Contribution Transactions, under which BOSG provides certain back office, administrative and accounting services to the Company and its subsidiaries. BOSG is an affiliate of Mariner Investment Group (Mariner). Under the Administrative Services Agreement, the Company pays BOSG a quarterly fee of 0.025% of the Company’s Net Assets, defined as the Company’s total assets less total liabilities, including accrued income and expense, calculated in accordance with GAAP. The Administrative Services Agreement has successive one year terms but may be terminated by either the Company or BOSG upon 60 days prior notice.

As of June 30, 2016, the Company has concluded that Mariner no longer meets the definition of a related party.

The table below presents the fees paid to related parties for services provided for the year ended December 31, 2016:

$ in thousands
Services Provided by Tricadia:
Personnel, including services of our Executive Chairman and personnel providing accounting services	$100
Incentive compensation for providing services(1)	1,278
Legal and compliance services	—
Human resources, information technology and other personnel	112
Office space	245
Total paid to Tricadia	1,735

Services Provided by Mariner:
Personnel, including back office, administrative and accounting services	296

Total fees paid to related parties	$2,031

(1)	Represents cash bonuses and grant date fair value of immediately vested stock granted to Tricadia or its employees providing services to Tiptree pursuant to the TSA.

The amount of related party receivables and payables as of the balance sheet date was not material.

ProSight Specialty Insurance Group, Inc.
On June 23, 2016, subsidiaries of Tiptree purchased 5,596,000 shares of Class A common stock of Tiptree from entities affiliated with ProSight Specialty Insurance Group, Inc. (a principal owner of the Company’s Class A common stock prior to the purchase) for aggregate consideration of $36,374,000. The shares acquired by subsidiaries of Tiptree are held as treasury shares and are not outstanding for accounting or voting purposes.
Nomura Securities Co., Ltd.
On September 14, 2016, subsidiaries of Tiptree purchased 1,000,000 shares of Class A common stock of Tiptree from entities affiliated with Nomura Securities Co., Ltd. (a principal owner of the Company’s Class A common stock prior to the purchase) for aggregate consideration of $6,150,000. The shares acquired by subsidiaries of Tiptree are accounted for as treasury shares and are not outstanding for accounting or voting purposes.

TFPLP Holdings I, LLC

On November 8, 2016, TAMCO Manager, Inc., a subsidiary of Tiptree, which owned 99% of TAMCO, purchased the remaining 1% of TAMCO from TFPLP Holdings I, LLC (TFPLP I) for 28,977 shares of the Company’s Class A common stock. Tricadia is the managing member of TFPLP I and Michael Barnes, the Company’s Executive Chairman owns an economic interest in TFPLP I. At the time of the transaction, the shares of the Company’s Class A common stock issued to TFPLP had a market value of $174,000 based on the closing stock price of $6.00 per share.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with the Audit Committee charter. Management has the primary responsibility for the preparation and presentation and integrity of our financial statements and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2016 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
Our Audit Committee reviewed with our independent auditors, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received from our independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, their independence from the Company and its management. In concluding that the independent auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent auditors in 2016 were compatible with its independence.
Our Audit Committee discussed with our independent auditors the overall scope and plans for their audit. Our Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the 2016 10-K filed with the SEC.

Submitted by the Audit Committee

John E. Mack (Chairman)
Paul M. Friedman
Lesley Goldwasser
Bradley E. Smith
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act or Exchange Act.

STOCK PERFORMANCE GRAPH

Set forth below is a line-graph presentation comparing the cumulative total return on our Class A common stock against cumulative total returns of the Russell 2000 and the S&P North American Financial Services Index(2). The performance graph shows the total return on an investment of $100 for the period beginning December 31, 2011 and ending December 31, 2016 assuming reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance, and we will not make or endorse any predictions as to future stockholder returns. The graph and related data were furnished by ICR, LLC.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN (1)
220
200
180
160
140
120
100
80
60
12/31/2011
12/31/2012
7/1/2013
12/31/2013
12/31/2014
12/31/2015
12/30/2016
124.66
122.26
114.64
139.79
133.60
120.73
157.05
155.78
125.13
171.92
162.60
138.09
163.00
153.31
106.31
198.06
183.17
108.39
TIPT
Russell 2000
S&P NA Fin Svcs Index (2)

____________________________________
(1) Tiptree Inc.’s Class A common stock has traded on the NASDAQ Capital Market under the ticker symbol “TIPT” since August 9, 2013. Prior to July 1, 2013, Tiptree Inc. was formerly known as Care Investment Trust Inc. (“Care”). Care’s common stock was quoted on the OTCQX market under the ticker symbol “CVTR.”

(2) We believe it is difficult to develop a peer group of companies similar to Tiptree as Tiptree owns subsidiaries engaged in a number of diverse business activities. However, management views Tiptree and its subsidiaries as primarily engaged in financial services as of December 31, 2016 and accordingly, management has used the Standard and Poor’s North American Financial Services Index for comparative purposes.

ADDITIONAL INFORMATION
Solicitation of Proxies
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have hired Morrow to help us distribute and solicit proxies. We will pay approximately $5,000 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.
Stockholder Proposals
Proposals for Inclusion in the Proxy Statement.
Tiptree welcomes comments or suggestions from its stockholders. Under the Exchange Act, if a stockholder wants to include a proposal for consideration in our proxy statement and on proxy card with respect to our 2018 annual meeting of stockholders, the proposal must be received in writing at Tiptree Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary, no later than 5:00 p.m., Eastern Time, on December 28, 2017. Such proposals must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) and our Bylaws.
Proposals to be Offered at an Annual Meeting.
Article II, Section 10 of our Fourth Amended and Restated Bylaws provides certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting if such matter is not intended to be considered for inclusion in our proxy statement pursuant to Rule 14a-8. These procedures provide that such nominations for director nominees and/or items of business must be submitted in writing to the Secretary of the Company at Tiptree Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary and must be received by the Secretary no earlier than November 28, 2017 and no later than December 28, 2017.
If the 2018 Annual Meeting is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive notice no earlier than the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-8, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time in writing to Tiptree Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400.
Upon request, we will promptly deliver a separate copy of this proxy statement, the Annual Report and any other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. Stockholders may request a separate copy of this proxy statement, the Annual Report or any other proxy materials by writing to Tiptree Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400. In addition, if you are receiving multiple copies of this proxy statement, Annual Report or other proxy materials, you can request householding by contacting our Secretary in the same manner.

OTHER MATTERS
Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors

/s/ Neil C. Rifkind
Neil C. Rifkind

Tiptree Inc.
Vice President, General Counsel and Secretary
New York, New York
April 26, 2017

ANNEX A: 2017 OMNIBUS PLAN

TIPTREE INC.
2017 OMNIBUS INCENTIVE PLAN
Tiptree Inc. (the “Company”), a Maryland corporation, hereby establishes and adopts the following Tiptree Inc. 2017 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

1.	PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors and consultants of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1    “162(m) Award” means an Award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

2.2    “Accounting Rules” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

2.3    “Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The term “controlling” and “controlled” shall have meanings correlative to the foregoing.

2.4    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award granted pursuant to the provisions of the Plan.

2.5    “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.6    “Board” shall mean the Board of Directors of the Company.

2.7    “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.8    “Committee” shall mean the Compensation, Nominating and Governance Committee of the Board or a subcommittee thereof formed by the Compensation, Nominating and Governance Committee to act as the Committee hereunder, or such other committee to address matters under this Plan as may be constituted and designated by the Board from time to time or its authorized delegates to the extent of any delegation.

2.9    “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code to the extent required by such rules.

2.10    “Covered Transaction” shall mean any of (i) the consummation of a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the

Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then-outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) the consummation of a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

2.11    “Director” shall mean a member of the Board who is not an employee of the Company or any of its Subsidiaries.

2.12    “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.13    “Employee” shall mean any employee of the Company or any Subsidiary or any prospective employee if the Company reasonably anticipates that such individuals will begin providing direct services to the Company or a Subsidiary of the Company within twelve (12) months after the date of grant of an Award. Solely for purposes of the Plan, an Employee shall also mean any consultant or service provider, whether or not a natural person, that provides services to the Company or any Subsidiary, so long as such person or entity (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.14    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15    “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of a Share as of any date shall be the per Share closing price of a Share as reported on the principal securities exchange on which Shares are traded, or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported, and if Shares are not listed on a securities exchange, the Fair Market Value of a Share shall be determined by the Committee in its sole discretion.

2.16    “ISO” shall have the meaning set forth in Section 5.3

2.17    “Limitations” shall have the meaning set forth in Section 10.4.

2.18    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19    “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.20    “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.21    “Payee” shall have the meaning set forth in Section 13.1.

2.22    “Performance Award” shall mean any Award of Performance Cash or Performance Shares granted pursuant to Article 9.

2.23    “Performance Cash” shall mean any award of cash-denominated incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.24    “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.25    “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.26    “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, federal, state, county or municipal government or bureau, department or agency thereof or any fiduciary acting in such capacity on behalf of any of the foregoing.

2.27    “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.28    “Restricted Stock” shall mean any Share issued with a restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share or on the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may determine.

2.29    “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30    “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may determine.

2.31    “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.32    “Shares” shall mean the shares of the Class A common stock of the Company, par value $0.01 per share.

2.33    “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.34    “Subsidiary” shall mean with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a corporation, at least 50% of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, at least 50% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. As used in relation to eligibility for Options, a Subsidiary of the Company shall also be required to meet the standards set forth in the first two sentences of Treasury Regulation 1.409A-1(b)(5)(iii)(E) related to “controlling interest”.

2.35    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.SHARES SUBJECT TO THE PLAN

3.1    Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 6,100,000 Shares shall be authorized for issuance in satisfaction of Awards under the Plan.

(b)    For purposes of this Section 3.1(b), the number of Shares issued in satisfaction of Awards will be determined (i) by including Shares withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of Shares covered by a Stock Appreciation Right, any portion of which is settled in Shares (and not only the number of Shares delivered in settlement), and (iii) by excluding any Shares underlying Awards settled in cash or that otherwise expire or become unexercisable without having been exercised or that terminate or are forfeited to or repurchased by the Company due to failure to vest. For the avoidance of doubt, the number of Shares available for delivery under the Plan will not be increased by any Shares that have been delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Option exercises.

(c)    To the extent consistent with applicable legal requirements (including applicable stock exchange requirements), substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, to the extent permitted by applicable stock exchange requirements, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan.

3.2    Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, shares held by a Subsidiary, shares purchased in the open market, or shares that are otherwise acquired or available.

4.    ELIGIBILITY AND ADMINISTRATION

4.1    Eligibility. Any key Employee or Director shall be eligible to be selected as a Participant.

4.2    Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine, modify or waive the terms and conditions of any Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (viii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (ix) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (x) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xi) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xii) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)    Decisions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Participant, and any Subsidiary.

(c)    To the extent not inconsistent with applicable law, or the rules and regulations of the principal securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company.

5.     OPTIONS

5.1    Grant of Options. Options may be granted to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may establish in its sole discretion.

5.2    Award Agreements. All Options granted pursuant to this Article shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3    Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided that the option price of an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code (an “ISO”) granted to an employee who, at the time of grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company (a “Ten Percent Shareholder”) shall be no less than 110% of the Fair Market Value of one Share on the date of grant of such Option.

5.4    Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, further that no ISO granted to a Ten Percent Shareholder shall be exercisable after five (5) years from the date the Option is granted.

5.5    Exercise of Options. (a) Options shall be subject to such vesting conditions as may be imposed by the Committee. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee or the Company may prescribe from time to time.

(b)    Unless otherwise provided in an Award Agreement, full payment of the Option price shall be made at the time of exercise of the Option and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee or the Company may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee or the Company may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c)    The Award Agreement for an Option shall set forth the extent to which it may be exercised following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

5.6    Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7    Incentive Stock Options. The Committee may grant ISOs to any employee of the Company or any subsidiary, subject to the requirements of Section 422 of the Code. The aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which ISOs granted to any employee under this Plan may first become exercisable in any calendar year shall not exceed $100,000. Solely for purposes of determining whether Shares are available for the grant of ISOs under the Plan, the maximum aggregate number of Shares that may be issued pursuant to ISOs granted under the Plan shall be 1,000,000 Shares, subject to adjustment provided in Section 12.2.

6.    STOCK APPRECIATION RIGHTS

6.1    Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2    Award Agreements. All Stock Appreciation Rights granted pursuant to this Article shall be evidenced by an Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)    Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the base value of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b)    The Committee shall determine in its sole discretion whether upon the exercise of a Stock Appreciation Right payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)    The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)    Stock Appreciation Rights shall be subject to such vesting conditions as may be imposed by the Committee. The Committee may impose such other conditions or restrictions on the terms of exercise of any Stock Appreciation Right, as it shall deem appropriate. The Award Agreement for the Stock Appreciation Right shall set forth the extent to which it may be exercised following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

(e)    A Stock Appreciation Right shall have (i) a base value not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), except in the case of Substitute Awards and (ii) a term not greater than ten (10) years.

(f)    The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grants. Awards of Restricted Stock and Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2    Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3    Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess any rights of a stockholder with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (including cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed may, but shall not be required to be, subject to the same restrictions as such Restricted Stock Award.

7.4    .Effect of Termination of Employment. The Award Agreement for a Restricted Stock Award or Restricted Stock Unit Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

7.5    Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or the issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.    OTHER SHARE-BASED AWARDS

8.1    Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan. Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee.

8.2    Award Agreements. The terms of an Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of such Awards need not be the same with respect to each Participant.

8.3    Effect of Termination of Employment. The Award Agreement for an Other Share-Based Award shall set forth the extent to the Award will be retained following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

8.4    Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.    PERFORMANCE AWARDS

9.1    Grants. Performance Awards in the form of Performance Cash or Performance Shares, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be determined by the Committee and may be based upon criteria set forth in Section 10.2.

9.2    Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3    Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be determined by the Committee.

9.4    Effect of Termination of Employment. The Award Agreement for Performance Awards shall set forth the extent to which the Participant shall have the right to retain Performance Awards following termination of the Participant’s employment with or provision of services to the Company (including service as a director of the Company) and its Subsidiaries.

9.5    Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.    CODE SECTION 162(m) PROVISIONS

10.1    Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee and the Committee determines that such Award should qualify as a 162(m) Award, then the Committee may provide that this Article 10 is applicable to such Award.

10.2    Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals or measures established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; booking value of contract awards; year-end backlog; days sales outstanding; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or an index or indices or upon comparisons of any of the indicators of performance relative to other companies or an index or indices. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3    Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article 10, unless otherwise determined by the Committee, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee.

10.4    Limitations on Grants to Individual Participants. (a) Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 2,000,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares and/or Other Share-Based Awards in any calendar year with respect to more than 2,000,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any calendar year with respect to Performance Cash is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations. In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year are aggregated and made subject to one limit; (ii) the limits applicable to Options and Stock Appreciation Rights refer to the number of Shares underlying those Awards; (iii) the share limit under clause (ii) refers to the maximum number of Shares that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (iii) assuming a maximum payout; (iv) Awards other than Performance Cash that are settled in cash count against the applicable share limit under clause (i) or clause (ii) and not against the dollar limit under the second sentence hereof. To the extent applicable, the foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

(b)    Notwithstanding the foregoing limits in Section 10.4(a), the aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case, for his or her services as a Director during such calendar year, may not exceed $750,000 in the aggregate, calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout.

11.    COVERED TRANSACTION; CHANGE IN CONTROL

11.1    Covered Transaction. Except as otherwise expressly provided in an Award Agreement, by the Committee or in Section 11.2 of the Plan, the following provisions will apply in the event of a Covered Transaction (including a Change in Control that constitutes a Covered Transaction):

(a)Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(b)Cash-Out of Awards. Subject to Section 11.1(e) below, the Committee may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of a Share times the number of Shares subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a Stock Appreciation Right, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Committee determines; provided, however, for the avoidance of doubt, that if the exercise or purchase price (or base value) of an Award is equal to or greater than the Fair Market Value of one Share, the Award may be cancelled with no payment due hereunder or otherwise in respect of such Award.

(c)Acceleration of Certain Awards. Subject to Section 11.1(e) below, the Committee may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any Shares remaining deliverable under any outstanding Award of Restricted Stock Units will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(d)Termination of Awards upon Consummation of Covered Transaction. Except as the Committee may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the Covered Transaction, other than (A) any Award that is assumed or substituted pursuant to Section 11.1(a) above, and (B) any Performance Cash that by its terms, or as a result of action taken by the Committee, continues following the Covered Transaction.

(e)Additional Limitations. Any Share and any cash or other property delivered pursuant to Section 11.1(b) or (c) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 11.1(b) above or an acceleration under Section 11.1(c) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Restricted Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

11.2    Change in Control. Except as otherwise expressly provided in an Award Agreement or by the Committee at the time of grant of an Award, the following provisions will apply in the event of a Change in Control:

(a)    Assumption or Substitution of Awards. In the event of a Change in Control in which the successor company in such transaction assumes or replaces an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award, (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company or a subsidiary thereof is terminated by such successor company or subsidiary without cause (as cause is defined in an Award Agreement), within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (but not past the original term of the Option or Stock Appreciation Right, as applicable), (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable at target (pro rata based on the portion of Performance Period completed as of the date of the termination of employment), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(b)    No Assumption or Substitution of Awards. In the event of a Change in Control, to the extent the successor company in such transaction does not assume or replace an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), as of the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or replaced shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or replaced shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (iii) all Performance Awards shall be considered to be earned and payable at target (pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (iv) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. Any such Award may be “cashed-out” as provided in Section 11.1(b) of the Plan.

(c)    For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award shall be considered assumed or replaced if following the Change in Control the assumed or replacement award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares).

(d)    For purposes of the Plan, Change in Control means the occurrence of any of the following events: (i) sale of all or substantially all of the assets of the Company to any Person or group of Persons which is not Tiptree Financial Partners L.P. or its Affiliate; (ii) any Person or group of Persons (other than a group consisting solely of Tiptree Financial Partners L.P. or its Affiliates) is or shall become the “beneficial owner” (as defined in Rule 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company then outstanding or (iii) a merger or consolidation pursuant to which any Person or group of Persons (other than a group consisting solely of Tiptree Financial Partners L.P. or its Affiliates) becomes the “beneficial owner” (as defined in clause (ii) above) of more than 50% of the voting stock of the Company or the surviving or resulting entity immediately following the consummation of such transaction.

12.    GENERALLY APPLICABLE PROVISIONS

12.1    Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded. Unless required by applicable law, rule or regulation, no amendments to, or suspension or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2    Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure that constitutes an equity restructuring within the meaning of the Accounting Rules affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, the Limitations, the maximum number of Shares that may be issued as ISOs and, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3    Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (other than an ISO) without consideration (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

12.4    Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5    Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award), other than an Option or Stock Appreciation Right, may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property paid as a dividend on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, whether or not the recipient of such Award is otherwise entitled to share in the actual cash, stock or other property paid as a dividend on Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to such limits or restrictions as the Committee may impose, including vesting conditions.

Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

12.6    Minimum Vesting. No portion of any grant of an Award may be scheduled to vest or to become exercisable, as applicable, prior to the date that is one year following the date the Award is granted; provided, however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 3.1 of the Plan) of an aggregate of up to five percent of the shares of Stock reserved for issuance under Section 3.1 may be granted to eligible persons without regard to this minimum vesting and exercisability provisions of this Section 12.6.

12.7    No Reloads. No term of an Award shall provide for automatic, nondiscretionary “reload” grants of additional Awards upon exercise of an Option or Stock Appreciation Right or otherwise as a term of an Award.

13.    MISCELLANEOUS

13.1    Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules) otherwise deliverable in connection with the Award.

13.2    Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3    Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.4    Forfeiture Events. (a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company and/or a Subsidiary, violation of material Company, and/or Subsidiary policies, breach of noncompetition, non-solicitation, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, and/or its Subsidiaries. In addition, the Committee may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Shares acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act, as amended, and any related Company policy. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Committee, and to cause any and all permitted transferees of the Participant to cooperate fully with the Committee, to effectuate any forfeiture or disgorgement required under the Plan.

(b)    If the Company is required to file an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or recklessly engaged in the misconduct, or knowingly or recklessly failed to prevent or report the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued for such period as determined by the Committee following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document reflecting such material noncompliance.

13.5    Repricing. Except as provided in Section 11 or Section 12.2, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price or base value of such Options or Stock Appreciation Rights, (B) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price or base value that is less than the exercise price or base value of the original Options or Stock Appreciation Rights, or (C) cancel outstanding Options or Stock Appreciation Rights that have an exercise price or base value greater than the Fair Market Value of a Share on the date of such cancellation in exchange for cash or other consideration.

13.6    Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Subsidiary of the Company, nor the Committee, nor any Person acting on behalf of the Company, any Subsidiary of the Company, or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any Permitted Assignee or any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

13.9    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Subsidiaries.

13.10    Subplans. The Committee may at any time and from time to time establish one or more sub-plans under the Plan (for local-law compliance purposes or other administrative reasons determined by the Committee) by adopting supplements to the Plan containing, in each case, such limitations on the Committee’s discretion under the

Plan, and such additional terms and conditions, as the Committee deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies (as determined by the Committee).

13.11    Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.12    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.13    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.14    Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly. By accepting an Award, each Participant will be deemed to have consented irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the State of New York for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award.

13.15    Waiver of Jury Trial. By accepting, or being deemed to have accepted, an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

13.16    Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date it is approved by the Company’s stockholders. Following its effectiveness, no additional awards shall be granted under the Company’s 2013 Omnibus Incentive Plan or the Care Investment Trust Inc. Manager Equity Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.17    Compliance with Section 409A of the Code. (a) This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

(b)    If a Participant is deemed on the date of the Participant’s termination of employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A of the Code, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 13.17(b) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award Agreement.

(c)    With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a Change in Control or other similar event, to avoid the imposition of an additional tax, interest, or penalty under Section 409A, no amount will be payable unless such Change in Control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

13.18    No Registration Rights; No Right to Settle in Cash; Legal Conditions on Delivery of Stock.

(a)    The Company has no obligation to register with any governmental body or organization any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization, the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(b)    The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of Shares under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Committee determines that stock certificates will be issued to Participants under the Plan, the Committee may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

13.19    Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

ANNEX B: NON-GAAP MEASURES

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA

The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

Reconciliation from GAAP net income to Non-GAAP financial measures - EBITDA and Adjusted EBITDA
($ in thousands, unaudited)	Year Ended December 31,
	2016	2015
Net income (loss) available to Class A common stockholders	$25,320	$5,779
Add: net (loss) income attributable to noncontrolling interests	7,018	3,023
Less: net income from discontinued operations	—	22,618
Income (loss) from Continuing Operations of the Company	$32,338	$(13,816)
Consolidated interest expense	29,701	23,491
Consolidated income taxes	10,978	1,377
Consolidated depreciation and amortization expense	28,468	45,124
EBITDA from Continuing Operations	$101,485	$56,176
Consolidated non-corporate and non-acquisition related interest expense(1)	(19,183)	(11,861)
Effects of Purchase Accounting (2)	(5,054)	(24,166)
Non-cash fair value adjustments (3)	2,693	(1,300)
Significant acquisition expenses (4)	711	1,859
Separation expense adjustments (5)	(1,736)	5,209
Adjusted EBITDA from Continuing Operations of the Company	$78,916	$25,917

Income from Discontinued Operations of the Company	$—	$22,618
Consolidated interest expense	—	5,226
Consolidated income taxes	—	3,796
Consolidated depreciation and amortization expense	—	862
Adjusted EBITDA from Discontinued Operations of the Company	$—	$32,502

Adjusted EBITDA of the Company	$78,916	$58,419

(1)
The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, senior living and specialty finance segments.

(2)
Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(3)
For our senior living segment, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level. For Reliance, Adjusted EBITDA excludes the impact of changes in contingent earn-outs.

(4)	Acquisition costs include legal, taxes, banker fees and other costs associated with senior living acquisitions in 2016 and 2015 and the Fortegra acquisition in 2014.
(5)	Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

Non-GAAP Financial Measures - Book value per share, as exchanged

Book value per share, as exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares, for the fiscal years ended December 31, 2016 and 2015.

	Year ended December 31,
($ in thousands, unaudited, except per share information)	2016	2015
Total stockholders’ equity	$390,144	$397,694
Less non-controlling interest - other	20,636	15,576
Total stockholders equity, net of non-controlling interests - other	$369,508	$382,118
Total Class A shares outstanding (1)	28,388	34,900
Total Class B shares outstanding	8,049	8,049
Total shares outstanding	36,437	42,949
Book value per share, as exchanged	$10.14	$8.90
(1) As of December 31, 2016, excludes 6,596,000 shares of Class A common stock held by subsidiaries of the Company. See Note 24—Earnings per Share, in the Form 10-K for December 31, 2016, for further discussion of potential dilution from warrants.

TIPTREE INC. 780 THIRD AVENUE 21ST FLOOR NEW YORK, NY 10017
VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 5, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 5, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

M41506-P22275	KEEP THIS PORTION FOR YOUR RECORDS
IF VOTING BY MAIL DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIPTREE INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR ALL” on the following proposal:	☐	☐	☐	________________________
Vote on Directors

1. Election of two Class I Directors

Nominees:

01) Paul M. Friedman
02) Bradley E. Smith

Vote on Proposals

The Board of Directors recommends you vote “FOR” the following proposals:		For	Against	Abstain

2. To approve the Tiptree Inc. 2017 Omnibus Incentive Plan		☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.		☐	☐	☐
4. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers.		☐	☐	☐

The Board of Directors recommends you vote “3 YEARS” on the following proposal:	1 year	2 years	3 years	Abstain
5. To determine, in an advisory (non-binding) vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every 1 (one), 2 (two) or 3 (three) years.	☐	☐	☐	☐

NOTE: To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (If held jointly)	Date

Important Notice Regarding the Availability of Proxy Materials for
the Stockholders Meeting to be Held on June 6, 2017:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

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TIPTREE INC.
ANNUAL MEETING OF STOCKHOLDERS
June 6, 2017
9:30 AM Local Time

This proxy card is solicited on behalf of
The Board of Directors for the Annual Meeting of Stockholders on June 6, 2017

The undersigned hereby appoints Sandra Bell and Neil C. Rifkind, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Tiptree Inc. common stock held of record as of the close of business on April 18, 2017 at the Annual Meeting of Stockholders to be held on Monday, June 6, 2017 at 9:30 a.m. local time at 780 Third Avenue, 21st Floor, New York, NY 10017, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any direction indicated on the reverse side of this card. The shares of common stock you beneficially own will be voted as you specify. If no directions are given, the proxies will vote “FOR ALL” nominees in Proposal 1, “FOR” Proposals 2, 3 and 4 and “3 Years” for Proposal 5.

In the event that (i) any nominee herein becomes unable or unwilling to serve, or (ii) any other matter properly comes before the meeting, the proxies are authorized to vote in the manner recommended by the Board of Directors for such vote or, if no recommendation is made, in the discretion of the proxies.

Please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so that the shares may be represented at the Annual Meeting.

Continued and to be signed on reverse side